As filed with the Securities and Exchange Commission on September 23, 2025

Registration No. 333-277705

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PHARVARIS N.V.

(Exact name of registrant as specified in its charter)

Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Emmy Noetherweg 2,

2333 BK Leiden, The Netherlands

+31 (0)71 203 6410

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Berndt Modig

Pharvaris N.V.

Emmy Noetherweg 2

2333 BK Leiden

The Netherlands

+31 (0)71 203 6410

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sophia Hudson, P.C.

Jennifer L. Lee, P.C.

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

(212) 446-4800

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

Explanatory Note

This registration statement is a post-effective amendment to the registration statement on Form F-3 (File No. 333-277705) of Pharvaris N.V., a Dutch public limited liability company (naamloze vennootschap) (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2024 (the “Registration Statement”). This post-effective amendment to the Registration Statement is being filed for the purpose of, among other things, (i) registering additional Ordinary Shares for resale by the selling securityholder (as defined herein) pursuant to Rule 413(b) under the Securities Act of 1933, as amended, for an aggregate of 6,045,155 ordinary shares, par value €0.12 per share (“Ordinary Shares”) (including 500,000 Ordinary Shares registered hereby), (ii) making corresponding changes to the base prospectus included in Part I of the Registration Statement, changing the date on the cover page of the prospectus to correspond to the date of this Post-Effective Amendment No. 1 and updating as appropriate the information contained in such base prospectus and (iii) updating certain exhibits to the Registration Statement. This post-effective amendment shall become effective immediately upon filing with the Securities and Exchange Commission. A prospectus to be used by the selling securityholder in connection with the resale of the Ordinary Shares is included in this Registration Statement.

PROSPECTUS

Pharvaris N.V.

(incorporated in the Netherlands)

6,045,155 Ordinary Shares Offered by Selling Securityholder

This prospectus relates to the resale from time to time in one or more offerings by General Atlantic PH B.V. or its permitted transferees (the “selling securityholder”) of up to 6,045,155 ordinary shares, par value €0.12 per share (“Ordinary Shares”) of Pharvaris N.V., a Dutch public limited liability company (naamloze vennootschap) (the “Company”).

We are registering the securities described above for resale pursuant to the selling securityholder’s registration rights under the registration rights agreements which the Company and the selling securityholder entered into on February 5, 2024 and September 2, 2025 (together, the “Registration Rights Agreement”). Our registration of the securities covered by this prospectus does not mean that the selling securityholder will issue, offer or sell, as applicable, any of the securities. The selling securityholder may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling securityholder may sell the Ordinary Shares in the section entitled “Plan of Distribution.”

We will not receive any proceeds from the sale of Ordinary Shares by the selling securityholder pursuant to this prospectus. However, we will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section entitled “Plan of Distribution.” The selling securityholder will bear all commissions and discounts, if any, attributable to their sales of the Ordinary Shares.

Our Ordinary Shares are listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “PHVS.” On September 18, 2025, the last sale price of our Ordinary Shares as reported on Nasdaq was $24.54 per share.

We are a “foreign private issuer” as defined under the U.S. Securities and Exchange Commission (“SEC”) rules and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. Please see “Pharvaris N.V.—Summary—Implications of Being a Foreign Private Issuer” below.

Investing in our ordinary shares involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus and in the documents incorporated by reference herein.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 23, 2025

We have not, and the selling securityholder has not, authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus and any related prospectus supplement we provide to you. We have not, and the selling securityholder has not, authorized anyone to provide you with different or additional information. This prospectus does not constitute an offer to sell securities in any jurisdiction where such offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. Unless otherwise noted or the context otherwise requires, references in this prospectus to “Pharvaris” “the Company,” “our company,” “we,” “us” or “our” refer to Pharvaris N.V. and its subsidiaries.

TABLE OF CONTENTS

PROSPECTUS

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the automatic shelf process, the selling securityholder may offer and sell Ordinary Shares as described in this prospectus, from time to time, in one or more offerings. To the extent permitted by law, we may also file or authorize one or more prospectus supplements and/or free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and/or free writing prospectus may also add, update or change information contained in this prospectus. Any statement made in this prospectus will be modified or superseded by any inconsistent statement made in a prospectus supplement and/or free writing prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses) together with all of the information incorporated by reference herein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

Neither we, nor the selling securityholder, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling securityholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling securityholder will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains a website that contains reports and other information about issuers like us who file electronically with the SEC. The address of the site is http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.pharvaris.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our managing directors and supervisory directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

PRESENTATION OF FINANCIAL INFORMATION

We report under International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (the “IASB”). None of the financial statements incorporated by reference herein were prepared in accordance with generally accepted accounting principles in the United States. We present our consolidated financial statements in euros and in accordance with IFRS as issued by the IASB. We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

Unless otherwise indicated, all references in this prospectus to “€,” “euro,” “EUR” or “cents” are to the currency introduced at the start of the third stage of the European Economic and Monetary Union pursuant to the treaty establishing the European Community, as amended. All references to “$,” “US$” or “U.S. dollars” are to the lawful currency of the United States.

TRADEMARKS

All trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indication that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend to use or display other companies’ trademarks or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and other documents incorporated by reference in this prospectus contain forward-looking statements, including statements concerning our use of proceeds, industry, our operations, our anticipated financial performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate” and “potential,” among others. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.

The following represent some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements:

•

uncertainty in the outcome of our interactions with regulatory authorities, including the U.S. Food and Drug Administration or FDA, with respect to clinical trials in the U.S. and our ability to resolve any issues to the satisfaction of the FDA or any regulatory agency in a timely manner;

•

the expected timing, progress, or success of our clinical development programs, especially for IR (immediate-release deucrictibant capsules) and XR (extended-release deucrictibant tablets), which are in late-stage global clinical trials;

•	our ability to replicate the efficacy and safety demonstrated in the RAPIDe-1 and CHAPTER-1 Phase 2 study in ongoing and future nonclinical studies and clinical trials;

•

risks arising from epidemic diseases which may adversely impact our business, nonclinical studies and clinical trials, the outcome and timing of regulatory approvals and the value of our ordinary shares;

•	the timing, costs and other limitations involved in obtaining regulatory approval for our product candidates IR and XR or any other product candidate that we may develop in the future;

•	our ability to market, commercialize and achieve market acceptance for our product candidates IR and XR or any of our other product candidates that we may develop in the future, if approved;

•	our ability to establish commercial capabilities or enter into agreements with third parties to market, sell and distribute our product candidates;

•	our dependence on third parties to perform critical activities related to the research, nonclinical safety and toxicology studies, development and manufacturing of our product candidates;

•	disruptions at the FDA and other government agencies;

•	the expense, time and uncertainty involved in the development and consistent manufacturing and supply of our product candidates, some or all of which may never reach the regulatory approval stage;

•	our ability to raise capital when needed and on acceptable terms;

•	our ability to enter into any new licensing agreements or to maintain any licensing agreements with respect to our product candidates;

•	our reliance on collaboration partners and licensees, whose actions we cannot control;

•	the willingness of private insurers and other payors to provide reimbursement for our products;

•	regulatory developments in the United States, the European Union and other jurisdictions;

•	the outcome and timing of price negotiations with governmental authorities;

•	our ability to compete in the pharmaceutical industry, including with respect to existing therapies, emerging potentially competitive therapies and with competitive generic products;

•	our ability to protect our intellectual property and know-how and operate our business without infringing the intellectual property rights or regulatory exclusivity of others;

•	side effects or adverse events associated with the use of our product candidates;

•	our ability to defend against costly and damaging liability claims resulting from the testing of our product candidates in the clinic or, if, approved, any commercial sales;

•	the loss of any of our key personnel;

•	our estimates of market sizes and anticipated uses of our product candidates;

•	our estimates of future performance;

•	our estimates regarding anticipated operating losses, future revenues, expenses, capital requirements and our needs for additional financing;

•	our ability to comply with existing or future laws and regulations in a cost-efficient manner;

•	our ability to manage negative consequences from changes in applicable laws and regulations, including tax laws;

•	our ability to maintain an effective system of internal control over financial reporting;

•	our expectations regarding the time during which we will be a foreign private issuer; and

•	changes and uncertainty in general market, political and economic conditions, including as a result of inflation and geopolitical conflicts;

•	changes in regulations and customs, tariffs and trade barriers; and

•	other risk factors discussed herein under “Risk Factors” or incorporated herein by reference.

Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on our results of operations, cash flows or financial condition. It is not possible to predict or identify all such risks. There may be additional risks that we consider immaterial or which are unknown. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus carefully, especially the risks related to this offering discussed under “Risk Factors” beginning on page 11 of this prospectus, along with the other risk factors, our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus.

PHARVARIS N.V.

Our Business

We are a late-stage biopharmaceutical company focused on the development and commercialization of innovative therapies for rare diseases with significant unmet need, initially focused on angioedema and other bradykinin-mediated diseases. Our first molecule, deucrictibant, is a novel, oral, small-molecule bradykinin B2 receptor antagonist under development for the prevention or treatment of attacks due to bradykinin-mediated angioedema, including hereditary angioedema (HAE) and acquired angioedema due to C1-inhibitor deficiency (AAE-C1INH). Deucrictibant has the potential to address unmet medical need by improving upon the therapeutic profile of existing medicines and providing patients with quality of life and ease-of-administration that is superior to current standard-of-care. We believe deucrictibant has the potential to provide injectable-like efficacy and placebo-like tolerability with the convenience of an oral therapy for both the prophylactic and on-demand treatment of HAE attacks.

Deucrictibant may address unmet medical needs of people living with HAE by both preventing attacks from occurring, using an extended-release (XR) tablet formulation of deucrictibant, as well as treat the manifestations of HAE attacks, using an immediate-release (IR) capsule formulation of deucrictibant. The XR tablet formulation is designed to maintain therapeutic levels for at least 24 hours and to achieve a steady-state plasma concentration within 72 hours, supporting a once-daily dosing regimen. The IR capsule formulation is designed to rapidly reach therapeutic exposure in order to mitigate HAE attacks symptoms quickly and completely with a single oral dose.

In addition to the differentiation of our individual products, having on-demand and prophylactic products with the same active ingredient enables patients to maintain a trusted active medicine when they change their dosing regimen and delivery mechanism moving from on-demand to prophylactic treatment (or the other way around). This may be particularly valued by children or adolescents who typically begin therapy with on-demand only and gradually move to prophylaxis as attack frequency increases (commonly after puberty).

In our Phase 1 clinical trials to-date, we have observed rapid exposure and predictable linear pharmacokinetics (PK) with and without food. In addition, we observed deucrictibant to be a potent antagonist of the bradykinin B2 receptor, in vitro and in vivo with healthy volunteers.

A Phase 2 placebo-controlled trial evaluating the efficacy and tolerability of deucrictibant IR capsules for the on-demand treatment of attacks in patients with HAE type 1 and 2 (RAPIDe-1) commenced in February 2021 and reported positive topline Phase 2 data in December 2022, demonstrating the clinical efficacy and tolerability of deucrictibant. We believe these positive Phase 2 data support further development of deucrictibant as a potential oral on-demand therapy for HAE attacks. In March 2024, we initiated a global, pivotal, randomized, double-blind-placebo-controlled Phase 3 study, RAPIDe-3, of orally administered deucrictibant IR capsule (20 mg) for the on-demand treatment of HAE attacks in adults and adolescents (12 years and older), and have enrolled approximately 120 participants. Topline data from RAPIDe-3 is anticipated in the fourth quarter of 2025 and, pending positive data, we expect to submit a New Drug Application with the FDA in the first half of 2026.

A Phase 2 placebo-controlled trial evaluating the efficacy and the safety and tolerability of deucrictibant for long-term prophylaxis against angioedema attacks in HAE type 1 and 2 (CHAPTER-1) commenced in 2021 using twice-daily dosing of deucrictibant IR capsules as a proof-of-concept for once-daily deucrictibant XR tablets, and announced positive topline data in December 2023, demonstrating the clinical efficacy and tolerability of deucrictibant. We believe these positive Phase 2 data support further development of deucrictibant as a potential oral prophylactic therapy for HAE attacks. In December 2024, we initiated a global, pivotal, randomized, double-blind, placebo-controlled Phase 3 study, CHAPTER-3, of orally administered deucrictibant extended-release tablet for the prophylaxis against angioedema attacks in adults and adolescents (12 years and older) with HAE. The study aims to enroll approximately 81 participants with HAE and randomize them in a 2:1 ratio to receive deucrictibant XR tablet (40 mg/day), which is the intended commercial dosage, or placebo, once daily for 24 weeks. Topline data from CHAPTER-3 is anticipated in the second half of 2026.

In addition, we are also running open-label extension studies in both on-demand and prophylactic settings to collect long-term safety and efficacy data in HAE patients.

In August 2022, the FDA placed a hold on the clinical trials of deucrictibant in the U.S. based on its review of nonclinical data. The FDA requested that Pharvaris conduct an additional long-term rodent toxicology study and update the Investigator’s Brochure. Pharvaris participated in a Type A meeting with the FDA to discuss paths to address the on-demand and prophylactic holds and aligned on a protocol for a 26-week rodent toxicology study. Following review of data from a preplanned interim analysis of the ongoing 26-week nonclinical rodent study, the FDA lifted the clinical hold on the IND application for deucrictibant for the on-demand treatment of HAE in June 2023. In January 2024, the FDA lifted the clinical hold on the IND application for deucrictibant for the prophylactic treatment of HAE attacks following review of the full data set from the completed 26-week rodent toxicology study.

A wide variety of events beyond our control, including natural or man-made disasters, power shortages, fires, extreme weather conditions, pandemics, epidemics or outbreaks of infectious diseases, political instability or other events could disrupt our business or operations or those of our development partners, manufacturers, regulators or other third parties with whom we conduct business now or in the future. These events may cause businesses and government agencies to be shut down, supply chains to be interrupted, slowed, or rendered inoperable, and individuals to become ill, quarantined, or otherwise unable to work and/or travel due to health reasons or governmental restrictions. Additionally, we are exposed to a variety of risks in the ordinary course of our business, including, but not limited to, foreign currency risk and interest rate risk and changes in regulations and customs, tariffs and trade barriers. We regularly assess each of these risks to minimize any adverse effects on our business as a result of those factors. For a detailed discussion, see Note 17 to our consolidated financial statements included elsewhere in the Annual Report.

In addition, the retaliatory measures that have been taken, or could be taken in the future, by the United States, NATO, and other countries in response to escalating regional conflicts, such as the Russia/Ukraine War, that have created global security concerns and also could adversely affect our ability to conduct ongoing and future clinical trials of our product candidates. For example, our current studies have participants enrolled at sites in approximately 30 countries. A further escalation of the conflict in Ukraine may potentially impact our ability to complete our ongoing and planned clinical trials in these countries on a timely basis, or at all. Clinical trials in these countries could be suspended or terminated, and we may be prevented from obtaining data on patients already enrolled at affected sites. Any of the foregoing could impede the execution of our clinical development plans.

Corporate Information

The offices of Pharvaris N.V. are located at Emmy Noetherweg 2, 2333 BK Leiden, The Netherlands. Our telephone number is +31 (0)71 203 6410. Investors should contact us for any inquiries at the address and telephone number of our principal executive office. Our principal website is www.pharvaris.com. The information contained on our website is not a part of this prospectus.

Implications of Being a Foreign Private Issuer

We report under the Exchange Act, as a non-U.S. company with foreign private issuer status. As such, we are permitted to follow certain governance practices of the Netherlands instead of those otherwise required under SEC or the Nasdaq Stock Market, or Nasdaq, rules for domestic issuers, including:

•	Exemption from filing quarterly reports on Form 10-Q and current reports on Form 8-K disclosing significant events within four days of their occurrence.

•	Exemption from Section 16 rules regarding sales of ordinary shares by insiders, which will provide less data in this regard than to shareholders of U.S. companies that are subject to the Exchange Act.

•

Exemption from the Nasdaq rules applicable to U.S. issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers.

•	Exemption from the requirement that we provide in our bylaws for a generally applicable quorum and that such quorum not be less than one-third of the outstanding voting stock.

•	Exemption from the requirement that we solicit proxies and provide proxy statements for all meetings of Shareholders and shall provide copies of such proxy solicitation to Nasdaq.

•

Exemption from the requirement for shareholder approval for the issuance of securities in connection with certain events such as the acquisition of shares or assets of another company, the establishment of or amendments to equity-based compensation plans for employees, a change of control of us and certain private placements.

Nasdaq Rule 5615(a)(3) provides that a foreign private issuer may rely on home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series, Rule 5250(b)(3) and Rule 5250(d).

Because we are a foreign private issuer, our directors and senior management are not subject to short-swing profit and insider trading reporting obligations under Section 16 of the Exchange Act. They are, however, subject to the obligation to report changes in share ownership under Section 13 of the Exchange Act and related SEC rules.

THE OFFERING

Issuer	Pharvaris N.V.

Ordinary Shares that may be offered and sold from time to time by the selling securityholder	6,045,155 Ordinary Shares.

Use of Proceeds	All of the Ordinary Shares offered by the selling securityholder pursuant to this prospectus will be sold by the selling securityholder for its account. We will not receive any of the proceeds from such sales.

Risk Factors	You should read the “Risk Factors” section of this prospectus, as well as those risks and uncertainties identified in the documents incorporated by reference herein, including our most recent Annual Report on Form 20-F, for a discussion of factors to consider carefully before deciding to purchase our Ordinary Shares.

The Nasdaq Global Select Market Symbol	“PHVS.”

RISK FACTORS

Investing in our securities involves risks. Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement, as well as those risks and uncertainties identified in the documents incorporated by reference herein, including our most recent Annual Report on Form 20-F, and in any updates to those risk factors in our reports on Form 6-K incorporated herein, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, before making an investment in our securities in light of your particular investment objectives and financial circumstances.

USE OF PROCEEDS

All of the Ordinary Shares offered by the selling securityholder pursuant to this prospectus will be sold by the selling securityholder for its account. We will not receive any of the proceeds from such sales. We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section “Plan of Distribution.” The selling securityholder will bear all commissions and discounts, if any, attributable to its sales of Ordinary Shares.

SELLING SECURITYHOLDER

This prospectus relates to the possible offer and sale from time to time of up to 6,045,155 Ordinary Shares held by the selling securityholder.

The selling securityholder may from time to time offer and sell any or all of the Ordinary Shares set forth below pursuant to this prospectus. When we refer to the “selling securityholder” in this prospectus, we mean the entity listed in the table below, and the permitted transferees of such entity who later come to hold the selling securityholder’s interest in our securities after the date of this prospectus in accordance with the terms of the Registration Rights Agreement.

The following table is prepared based on information provided to us by the selling securityholder. It sets forth the name and address of the selling securityholder, the aggregate number of Ordinary Shares that the selling securityholder may offer pursuant to this prospectus, and the beneficial ownership of the selling securityholder both before and after the offering. We have based percentage ownership in the following table on 64,954,646 of the Company’s Ordinary Shares outstanding as of September 18, 2025.

The entity listed below has beneficial ownership over its respective securities. The number of Ordinary Shares beneficially owned by the entity is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any Ordinary Shares over which the individual has sole or shared voting power or investment power as well as any Ordinary Shares that the individual has the right to acquire within 60 days of September 18, 2025 through the exercise of any option, warrant or other right. Except as otherwise indicated, and subject to applicable community property laws, the person named in the table has sole voting and investment power with respect to all Ordinary Shares held by that person.

We cannot advise you as to whether the selling securityholder will in fact sell any or all of such Ordinary Shares. In addition, the selling securityholder may sell, transfer or otherwise dispose of, at any time and from time to time, the Ordinary Shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Selling securityholder information for each additional selling securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of the selling securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of the selling securityholder and the number of Ordinary Shares registered on its behalf. The selling securityholder may sell all, some or none of such securities in this offering. See the section titled “Plan of Distribution.”

Name of Selling Securityholder	Ordinary Shares Beneficially Owned Prior to the Offering	As a % of Ordinary Shares Outstanding	Number of Ordinary Shares Being Offered(2)	Ordinary Shares Beneficially Owned After the Ordinary Shares are Sold(3)
				Shares	Percent
General Atlantic PH B.V.(1)	8,031,252	12.36%	6,045,155	1,986,097	3.06%

(1)

Represents 8,031,252 Ordinary Shares held by General Atlantic PH B.V. General Atlantic PH B.V. (“GA PH”), is a wholly owned subsidiary of General Atlantic Coöperatief U.A. (“GA Coop UA”). The members that share beneficial ownership of the shares held by GA PH through GA Coop UA are the following General Atlantic investment funds (the “GA Funds”): General Atlantic Partners (Bermuda) IV, L.P. (“GAP Bermuda IV”), General Atlantic Partners (Bermuda) EU, L.P. (“GAP Bermuda EU”), General Atlantic Partners (Lux) SCSp (“GAP Lux”), General Atlantic Cooperatief, L.P. (“GA Coop LP”), GAP Coinvestments III, LLC (“GAPCO III”), GAP Coinvestments IV, LLC (“GAPCO IV”), GAP Coinvestments V, LLC (“GAPCO V”), and GAP Coinvestments CDA, L.P. (“GAPCO CDA”). The general partner of GAP Lux is General Atlantic GenPar, (Lux) SCSp (“GA GenPar Lux”), and the general partner of

GA GenPar Lux is General Atlantic (Lux) S.à r.l. (“GA Lux”). The general partner of GAP Bermuda IV and GAP Bermuda EU and the sole shareholder of GA Lux is General Atlantic GenPar (Bermuda), L.P. (“GenPar Bermuda”). GAP (Bermuda) L.P. (“GAP (Bermuda)”), which is ultimately controlled by the Partnership Committee of GASC MGP, LLC (the “GA Partnership Committee”), is the general partner of GenPar Bermuda and GA Coop LP. GA LP, which is also controlled by the GA Partnership Committee, is the managing member of GAPCO III, GAPCO IV and GAPCO V and the general partner of GAPCO CDA.GAP (Bermuda), GA LP, GenPar Bermuda, GA Lux, GA GenPar Lux, and the GA Funds, (collectively, the “GA Group”) are a “group” within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as amended. The address of GA Coop LP, GAP Bermuda IV, GAP Bermuda EU, GenPar Bermuda, and GAP (Bermuda) is Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. The address of GA Coop UA is Prinsengracht 769, 1017 JZ, Amsterdam, The Netherlands. The address of GAP Lux, GA GenPar Lux and GA Lux is 412F, Route d’Esch, L-1471 Luxembourg. The address of GA LP, GAPCO III, GAPCO IV, GAPCO V, and GAPCO CDA is c/o General Atlantic Service Company, L.P., 55 East 52nd Street, 33rd Floor, New York, NY 10055. Each of the members of the GA Partnership Committee disclaims ownership of the shares except to the extent that he has a pecuniary interest therein.
(2)

The number of Ordinary Shares in the column “Number of Ordinary Shares Being Offered” represents all of the Ordinary Shares that the selling securityholder may offer and sell from time to time under this prospectus.

(3)

We do not know when or in what amounts the selling securityholder may offer shares for sale. The selling securityholder might not sell any or might sell all of the shares offered by this prospectus. Because the selling securityholder may offer all or some of the shares pursuant to this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling securityholder after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling securityholder.

MATERIAL UNITED STATES FEDERAL INCOME TAX AND DUTCH TAX CONSIDERATIONS

The information presented under the caption “—Material U.S. Federal Income Tax Considerations to U.S. Holders” below is a discussion of material U.S. federal income tax consequences to a U.S. Holder (as defined below) of owning and disposing of our ordinary shares. The information presented under the caption “—Material Dutch Tax Considerations” is a discussion of the material Dutch tax consequences of owning and disposing of our ordinary shares.

You should consult your own tax adviser regarding the applicable tax consequences to you of investing in our ordinary shares under the laws of the United States (federal, state and local), the Netherlands, and any other applicable jurisdiction.

Material U.S. Federal Income Tax Considerations to U.S. Holders

The following is a discussion of the material U.S. federal income tax consequences to the U.S. Holders, as defined below, of owning and disposing of our ordinary shares. It does not describe all tax consequences that may be relevant to a particular person’s decision to acquire or dispose of our ordinary shares. This discussion applies only to a U.S. Holder that holds our ordinary shares as capital assets within the meaning of Section 1221 of the Code for U.S. federal income tax purposes, and this discussion applies only to such ordinary shares. This discussion is general in nature and it does not describe all of the U.S. federal income tax consequences that may be relevant in light of the U.S. Holder’s particular circumstances, including the potential application of the Medicare contribution tax, estate or gift tax consequences, any tax consequences other than U.S. federal income tax consequences, and tax consequences applicable to U.S. Holders subject to special rules, such as:

•	certain financial institutions;

•	corporations that accumulate earnings to avoid U.S. federal income tax, or expatriated entities subject to Section 7874 of the Code;

•	dealers or traders in securities who use a mark-to-market method of tax accounting;

•

persons holding ordinary shares as part of a hedging transaction, straddle, wash sale, conversion transaction or other integrated transaction or persons entering into a constructive sale with respect to the ordinary shares;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	entities or arrangements classified as partnerships, S corporations or other pass-through entities for U.S. federal income tax purposes or investors in such entities or arrangements;

•	tax-exempt entities;

•	“individual retirement accounts” or “Roth IRAs” or other tax-deferred accounts;

•	any persons that acquire ordinary shares directly or indirectly in connection with the performance of services;

•	persons who are subject to Section 451(b) of the Code;

•	persons that own or are deemed to own ten percent or more of our shares (by vote or value);

•	regulated investment companies, real estate investment trusts, real estate mortgage investment conduits; or

•	persons holding ordinary shares in connection with a trade or business conducted outside of the United States.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds ordinary shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partner and the partnership. Partnerships (or other entity or arrangement that is classified as partnership for

U.S. federal income tax purposes) holding ordinary shares and partners in such partnerships or other entity should consult their tax advisers as to the particular U.S. federal income tax consequences of owning and disposing of ordinary shares.

This discussion is based on the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury regulations, and the income tax treaty between the Netherlands and the United States (the “Treaty”) all as of the date hereof, any of which is subject to change or differing interpretations, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. We have not sought, and do not expect to seek, any ruling from the U.S. Internal Revenue Service (the “Service”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the Service or a court would agree with our statements and conclusions or that a court would not sustain any challenge by the Service in the event of litigation.

A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of ordinary shares, who is eligible for the benefits of the Treaty and who is:

•	an individual who is a citizen or resident in the U.S.;

•

a corporation, or other entity taxable as a corporation for U.S federal income tax purposes, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if either (1) a court within the U.S. is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

THIS SUMMARY IS FOR GENERAL INFORMATION PURPOSES ONLY, AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER. INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISERS WITH REGARD TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS, AS WELL AS THE APPLICATION OF U.S. NON-INCOME TAX LAWS AND THE LAWS OF ANY STATE, LOCAL OR NON-U.S. JURISDICTION, IN LIGHT OF THEIR PARTICULAR SITUATION.

Taxation of Distributions

We do not expect to make distributions on our ordinary shares in the near future. In the event that we do make distributions of cash or other property, subject to the PFIC rules described below, distributions paid on our ordinary shares will generally be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, we expect that distributions generally will be reported to U.S. Holders as dividends. If and for so long as our ordinary shares are listed on the Nasdaq or another established securities market in the United States or if and for so long as we are eligible for benefits under the Treaty, dividends paid to certain non-corporate U.S. Holders may be eligible for taxation as “qualified dividend income” if we are not treated as a PFIC with respect to the U.S. Holder and were not treated as a PFIC with respect to the U.S. Holder in the preceding taxable year, and if certain other requirements are met. Therefore, subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be taxable at rates not in excess of the long-term capital gain rate applicable to such U.S. Holders. U.S. Holders should consult their tax advisers regarding the availability of the reduced tax rate on dividends in their particular circumstances. The amount of a dividend will include any amounts withheld by us in respect of Dutch income taxes. Subject to the PFIC rules described below, the amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and will generally not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code.

Subject to the PFIC rules described below, dividends will be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend. The amount of any dividend income paid in euros will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

Subject to applicable limitations, some of which vary depending upon the U.S. Holder’s particular circumstances, Dutch income taxes withheld from dividends on our ordinary shares at a rate not exceeding the rate provided by the Treaty will be creditable against the U.S. Holder’s U.S. federal income tax liability. Dutch taxes withheld in excess of the rate applicable under the Treaty will not be eligible for credit against a U.S. Holder’s U.S. federal income tax liability. The rules governing foreign tax credits are complex, and U.S. Holders should consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, U.S. Holders may, at their election, deduct foreign taxes, including any Dutch income tax, in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

Sale or Other Disposition of Ordinary Shares

Subject to the PFIC rules described below, gain or loss realized on the sale or other disposition of ordinary shares will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the ordinary shares for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the ordinary shares disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. U.S. holders who hold different blocks of ordinary shares (ordinary shares purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to various limitations.

Passive Foreign Investment Company Rules

Under the Code, we will be a PFIC for any taxable year in which, after the application of certain “look- through” rules with respect to subsidiaries, either (i) 75% or more of our gross income consists of “passive income,” or (ii) 50% or more of the average quarterly value of our assets consist of assets that produce, or are held for the production of, “passive income.” For purposes of the above calculations, we will be treated as if we hold our proportionate share of the assets of, and receive directly our proportionate share of the income of, any other corporation in which we directly or indirectly own at least 25%, by value, of the shares of such corporation. Passive income generally includes dividends, interest, rents, certain non-active royalties and capital gains. Based on the nature of our business, our financial statements, and our expectations about the nature and amount of our income, assets and activities we do not believe we were a PFIC in 2024 and we do not expect to be a PFIC in 2025 or in the foreseeable future. In addition, we may, directly or indirectly, hold equity interests in other PFICs, or lower-tier PFICs. Whether we or any of our subsidiaries will be a PFIC in 2025 or any future year is a factual determination that must be made annually at the close of each taxable year, and, thus, is subject to significant uncertainty, because among other things, a determination of whether a company is a PFIC must be made annually after the end of each taxable year and will depend on the composition of our income and assets and the market value of our assets from time to time. Therefore, we cannot assure you that we will not be a PFIC for the current or any future taxable year. Accordingly, there can be no assurance that we will not be a PFIC in 2025 or any future taxable year. If we are a PFIC for any year during which a U.S. Holder holds or is deemed to hold ordinary shares, we generally would continue to be treated as a PFIC with respect to that U.S. Holder for all succeeding years during which the U.S. Holder holds or is deemed to hold ordinary shares, even if we ceased to meet the threshold requirements for PFIC status, unless under certain circumstances the U.S. Holder makes a valid deemed sale or deemed dividend election under the applicable Treasury regulations with respect to its ordinary shares.

Under certain attribution rules, assuming we are a PFIC, U.S. Holders will be deemed to own their proportionate shares of any lower-tier PFICs and will be subject to U.S. federal income tax according to the rules described in the following paragraphs on (i) certain distributions by a lower-tier PFIC and (ii) a disposition of shares of a lower-tier PFIC, in each case as if the U.S. Holder held such shares directly, even if the U.S. Holder has not received the proceeds of those distributions or dispositions.

Generally, if we were a PFIC for any taxable year during which a U.S. Holder held or is deemed to have held ordinary shares, gain recognized by a U.S. Holder on a sale or other disposition (including certain pledges) of such ordinary shares, or an indirect disposition of shares of a lower-tier PFIC, would be allocated ratably over the U.S. Holder’s holding period for such ordinary shares. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the amount allocated to that taxable year. Further, to the extent that any distribution received by a U.S. Holder with respect to its ordinary shares (or a distribution by a lower-tier PFIC to its shareholder that is deemed to be received by a U.S. Holder) exceeds 125% of the average of the annual distributions on the ordinary shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, that distribution would be subject to taxation in the same manner as gain, described immediately above.

A U.S. Holder can avoid certain of the adverse rules described above by making a mark-to-market election with respect to its ordinary shares, provided that the ordinary shares are “marketable.” Ordinary shares will be marketable if they are “regularly traded” on a “qualified exchange” or other market within the meaning of applicable Treasury regulations. If a U.S. Holder makes the mark-to-market election, it generally will recognize as ordinary income any excess of the fair market value of the ordinary shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ordinary shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, the U.S. Holder’s tax basis in the ordinary shares will be adjusted to reflect the income or loss amounts recognized. Any gain recognized on the sale or other disposition of ordinary shares, as applicable, in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). A mark-to-market election generally cannot be made for equity interests in any lower-tier PFIC unless shares of such lower-tier PFIC are themselves “marketable.” As a result, if a U.S. Holder makes a mark-to-market election with respect to our ordinary shares, the U.S. Holder would nevertheless be subject to the PFIC rules described above with respect to its indirect interest in any lower-tier PFIC unless the U.S. Holder makes a QEF Election with respect to such lower-tier PFIC, as discussed below. U.S. Holders should consult their tax advisers regarding the availability and advisability of making a mark-to-market election in their particular circumstances.

In addition, in order to avoid the application of the foregoing rules, a U.S. person that owns stock in a PFIC for U.S. federal income tax purposes may make a QEF Election with respect to such PFIC, and each PFIC in which the PFIC holds equity interests, if the PFIC provides the information necessary for such election to be made. In order to make such an election, a U.S. person would be required to make the QEF Election for each PFIC by attaching a separate properly completed IRS Form 8621 for each PFIC to the U.S. person’s timely filed U.S. federal income tax return generally for the first taxable year that the entity is treated as a PFIC with respect to the U.S. person. A U.S. Holder generally may make a separate election to defer payment of taxes on the undistributed income inclusion under the QEF rules, but if deferred, any such taxes are subject to an interest charge. If a U.S. person makes a QEF Election with respect to a PFIC, the U.S. person will be currently taxable on its pro rata share of the PFIC’s ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that the entity is classified as a PFIC and will not be required to include such amounts in income when actually distributed by the PFIC. There is no assurance that we will provide information necessary for U.S. Holders to make QEF Elections. If a U.S. Holder makes a QEF Election with respect to us, any distributions paid by us out of our earnings and profits that were previously included in the U.S. Holder’s income under the QEF Election will not be taxable to the U.S. Holder. A U.S. Holder will increase its tax basis in its ordinary shares by an amount equal to any income included under the QEF Election and will decrease its tax basis by any amount distributed, if any, on the ordinary shares that is not included in its income. In addition, a U.S. Holder will recognize capital gain or loss on the disposition of ordinary shares in an amount equal to the difference between the amount realized and its adjusted tax basis in our ordinary shares. U.S. Holders should note that if they make QEF Elections with respect to us and lower-tier PFICs, if any, they may be required to pay U.S. federal income tax with respect to their ordinary shares for any taxable year significantly in excess of any cash distributions, if any, received on the ordinary shares, as applicable, for such taxable year. If we determine that any of our subsidiaries is a lower-tier PFIC for any taxable year, there is no assurance that we will provide information necessary for U.S. Holders to make a QEF Election with respect to such lower-tier PFIC. U.S. Holders should consult their tax advisers regarding making QEF Elections in their particular circumstances.

In addition, if we were a PFIC or, with respect to a particular U.S. Holder, were treated as a PFIC for the taxable year in which we paid a dividend or for the prior taxable year, the preferential dividend rates discussed above with respect to dividends paid to certain non-corporate U.S. Holders would not apply.

If a U.S. Holder owns ordinary shares during any year in which we are a PFIC, the U.S. Holder generally must file annual reports, containing such information as the U.S. Treasury may require on IRS Form 8621 (or any successor form) with respect to us, generally with the U.S. Holder’s federal income tax return for that year, unless otherwise specified in the instructions with respect to such form.

U.S. Holders should consult their tax advisers concerning our potential PFIC status and the potential application of the PFIC rules. The U.S. federal income tax rules relating to PFICs are very complex. U.S. Holders are strongly urged to consult their tax advisers with respect to the impact of PFIC status on the purchase, ownership and disposition of our ordinary shares, as applicable, the consequences to them of an investment in a PFIC (and any lower-tier PFICs), any elections available with respect to the ordinary shares and the IRS information reporting obligations with respect to the purchase, ownership and disposition of ordinary shares of a PFIC.

Information Reporting With respect to Foreign Financial Assets

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

Information Reporting and Backup Withholding

Certain U.S. Holders who are individuals and certain entities may be required to report information relating to an interest in our ordinary shares, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by certain U.S. financial institutions). U.S. Holders should consult their tax advisers regarding whether or not they are obligated to report information relating to their ownership and disposition of ordinary shares.

Material Dutch Tax Considerations

Scope of Discussion

This section only outlines certain material Dutch tax consequences of the acquisition, holding and disposal of our ordinary shares. This section does not purport to describe all possible tax considerations or consequences that may be relevant to a holder or prospective holder of our ordinary shares and does not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as trusts or similar arrangements) may be subject to special rules. In view of its general nature, this section should be treated with corresponding caution.

This section is based on the tax laws of the Netherlands, published regulations thereunder and published authoritative case law, all as in effect on the date hereof, including, for the avoidance of doubt, the tax rates, tax brackets and deemed returns applicable on the date hereof, and all of which are subject to change, possibly with retroactive effect. Any such change may invalidate the contents of this section, which will not be updated to reflect such change. Where this section refers to “the Netherlands” or “Dutch” it refers only to the part of the Kingdom of the Netherlands located in Europe.

THIS SECTION IS INTENDED AS GENERAL INFORMATION ONLY AND IS NOT DUTCH TAX ADVICE OR A COMPLETE DESCRIPTION OF ALL DUTCH TAX CONSEQUENCES RELATING TO THE ACQUISITION, HOLDING AND DISPOSAL OF OUR ORDINARY SHARES. HOLDERS OR PROSPECTIVE HOLDERS OF OUR ORDINARY SHARES SHOULD CONSULT THEIR OWN TAX ADVISERS REGARDING THE DUTCH TAX CONSEQUENCES RELATING TO THE ACQUISITION, HOLDING AND DISPOSAL OF THE ORDINARY SHARES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

This section does not describe any Dutch tax considerations or consequences arising from the Dutch Minimum Tax Act 2024 (Wet minimumbelasting 2024; the Dutch implementation of Directive (EU) 2022/2523 of 14 December 2022 on ensuring a global minimum level of taxation for multinational enterprise groups and large-scale domestic groups in the European Union) which may be relevant for a particular holder.

Please note that this section does not describe the Dutch tax consequences for:

(i)

a holder of our ordinary shares if such holder has a substantial interest (aanmerkelijk belang) or deemed substantial interest (fictief aanmerkelijk belang) in us under the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001). Generally, a holder of securities in a company is considered to hold a substantial interest in such company, if such holder alone or, in the case of an individual together with such holder’s partner for Dutch income tax purposes, or any relatives by blood or marriage in the direct line (including foster children), directly or indirectly, holds (i) an interest of 5% or more of the total issued and outstanding capital of that company or of 5% or more of the issued and outstanding capital of a certain class of shares of that company; or (ii) rights to acquire, directly or indirectly, such interest, or (iii) certain profit sharing rights in that company that relate to 5% or more of the company’s annual profits or to 5% or more of the company’s liquidation proceeds. A deemed substantial interest may arise if a substantial interest (or part thereof) in a company has been disposed of, or is deemed to have been disposed of, on a non-recognition basis;

(ii)

a holder of our ordinary shares, if the ordinary shares held by such holder qualify or qualified as a participation (deelneming) for purposes of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969). Generally, a holder’s shareholding of, or right to acquire, 5% or more in a company’s nominal paid-in share capital qualifies as a participation. A holder may also have a participation if such holder does not have a shareholding of 5% or more but a related entity (statutorily defined term) has a participation or if the company in which the shares are held is a related entity (statutorily defined term);

(iii)

a holder of our ordinary shares which is or who is entitled to or required to apply the dividend withholding tax exemption (inhoudingsvrijstelling) with respect to any income (opbrengst) derived from the ordinary shares (as defined in Article 4 of the Dutch Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting)). Generally, a holder of our ordinary shares may be entitled or required to apply, subject to certain other requirements, the dividend withholding tax exemption if it is an entity and holds an interest of 5% or more in our nominal paid-in share capital;

(iv)

pension funds, investment institutions (fiscale beleggingsinstellingen), tax exempt investment institutions (vrijgestelde beleggingsinstellingen) (each as defined in the Dutch Corporate Income Tax Act 1969) and other entities that are, in whole or in part, not subject to or exempt from Dutch corporate income tax, entities that have a function comparable to an investment institution or tax exempt investment institution, as well as entities that are exempt from corporate income tax in their country of residence, such country of residence being another state of the European Union, Norway, Liechtenstein, Iceland or any other state with which the Netherlands has agreed to exchange information in line with international standards;

(v)

a holder of our ordinary shares if such holder is an individual for whom the ordinary shares or any benefit derived from the ordinary shares is a remuneration or deemed to be a remuneration for (employment) activities performed by such holder or certain individuals related to such holders (as defined in the Dutch Income Tax Act 2001);

(vi)	a holder of our outstanding options, restricted stock units or pre-funded warrants; and

(vii)

holders of our ordinary shares that are entities resident in Aruba, Curaçao, or Sint Maarten, conducting a business through a permanent establishment (vaste inrichting) or permanent representative (vaste vertegenwoordiger) in Bonaire, Sint Eustatius, or Saba, to which our ordinary shares are attributable.

Withholding Tax on Dividends

Regular Dutch Dividend Withholding Tax

Dividends distributed by us generally are subject to Dutch dividend withholding tax at a rate of 15%. Generally, we are responsible for the withholding of such dividend withholding tax at source; the Dutch dividend withholding tax is for the account of the holder of our ordinary shares.

The expression “dividends distributed” includes, among other things:

•	distributions in cash or in kind, deemed and constructive distributions and repayments of paid-in capital not recognized for Dutch dividend withholding tax purposes;

•

liquidation proceeds, proceeds of redemption of our ordinary shares, or proceeds of the repurchase of ordinary shares (other than as temporary portfolio investment; tijdelijke belegging) by us or one of our subsidiaries or other affiliated entities, in each case to the extent such proceeds exceed the average paid-in capital of those ordinary shares as recognized for Dutch dividend withholding tax purposes;

•

an amount equal to the par value of our ordinary shares issued or an increase of the par value of ordinary shares, to the extent that no related contribution, recognized for Dutch dividend withholding tax purposes, has been made or will be made; and

•

partial repayment of the paid-in capital, recognized for Dutch dividend withholding tax purposes, if and to the extent that we have net profits (zuivere winst), unless (i) the general meeting has resolved in advance to make such repayment and (ii) the par value of the ordinary shares concerned has been reduced by an equal amount by way of an amendment of the Articles of Association. The term “net profits” includes anticipated profits that have yet to be realized.

Corporate legal entities that are resident or deemed to be resident of the Netherlands for Dutch corporate income tax purposes (“Dutch Resident Entities”) generally are entitled to an exemption from, or a credit for, any

Dutch dividend withholding tax against their Dutch corporate income tax liability. The credit in any given year is, however, limited to the amount of Dutch corporate income tax payable in respect of the relevant year with an indefinite carry forward of any excess amount. Individuals who are resident or deemed to be resident of the Netherlands for Dutch personal income tax purposes (“Dutch Resident Individuals”) generally are entitled to a credit for any Dutch dividend withholding tax against their Dutch personal income tax liability and to a refund of any residual Dutch dividend withholding tax. The above generally also applies to holders of our ordinary shares that are neither resident nor deemed to be resident of the Netherlands (“Non-Resident Holders”) if the ordinary shares are attributable to a Dutch permanent establishment of such Non-Resident Holder.

A holder of our ordinary shares resident of a country other than the Netherlands may, depending on such holder’s specific circumstances, be entitled to exemptions from, reductions of, or full or partial refunds of, Dutch dividend withholding tax under Dutch national tax legislation, European Union law, or treaties for the avoidance of double taxation in effect between the Netherlands and such other country.

Dividend stripping

According to Dutch domestic anti-dividend stripping rules, no credit against Dutch tax, exemption from, reduction, or refund of Dutch dividend withholding tax will be granted if the recipient of the dividends we paid is not considered the beneficial owner (uiteindelijk gerechtigde; as described in the Dutch Dividend Withholding Tax Act 1965) of those dividends. This legislation generally targets situations in which a shareholder retains its economic interest in shares but reduces the withholding tax costs on dividends by a transaction with another party. It is not required for these rules to apply that the recipient of the dividends is aware that a dividend stripping transaction took place. The Dutch State Secretary of Finance takes the position that the definition of beneficial ownership introduced by this legislation will also be applied in the context of a double taxation convention. The burden of proof with respect to beneficial ownership of dividends distributed by us rests on the Dutch tax authorities. If, however, a shareholder would receive dividends, including dividends on our ordinary shares, in a calendar year in respect of which an aggregate amount of EUR 1,000 in Dutch dividend withholding tax would otherwise be due based on the rate of 15%, the burden of proof with respect to beneficial ownership of such dividends lies with the shareholder. Furthermore, for shares traded on a regulated market, including our ordinary shares, it has been codified that the record date is used when determining the person who is entitled to the dividend.

Conditional Withholding Tax on Dividends

In addition to the regular Dutch dividend withholding tax as described above, a Dutch conditional withholding tax will be imposed on dividends distributed by us to a Related Entity (as defined below), if such Related Entity:

(i)

is considered to be resident (gevestigd) in a jurisdiction that is listed in the yearly updated Dutch Regulation on low-taxing states and non-cooperative jurisdictions for tax purposes (Regeling laagbelastende staten en niet-coöperatieve rechtsgebieden voor belastingdoeleinden) (a “Listed Jurisdiction”); or

(ii)	has a permanent establishment located in a Listed Jurisdiction to which the ordinary shares are attributable; or

(iii)

holds the ordinary shares with the main purpose or one of the main purposes of avoiding taxation for another person or entity and there is an artificial arrangement or transaction or a series of artificial arrangements or transactions; or

(iv)

is not considered to be the beneficial owner of the ordinary shares in its jurisdiction of residence because such jurisdiction treats another entity as the beneficial owner of the ordinary shares (a hybrid mismatch); or

(v)	is not resident in any jurisdiction (also a hybrid mismatch); or

(vi)

is a reverse hybrid (within the meaning of Article 2(11) of the Dutch Corporate Income Tax Act 1969), if and to the extent (x) there is a participant in the reverse hybrid holding a Qualifying Interest in to the reverse hybrid, (y) the jurisdiction of residence of such participant treats the reverse hybrid as transparent for tax purposes and (z) such participant would have been subject to the Dutch conditional withholding tax in respect of dividends distributed by us without the interposition of the reverse hybrid, all within the meaning of the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021).

For purposes of this section:

•	“Related Entity” means an entity (i) that has a Qualifying Interest in us or (ii) in which a third party has a Qualifying Interest if such third party also has a Qualifying Interest in us.

•

“Qualifying Interest” means a direct or indirectly held interest—either by an entity individually or, if an entity is part of a Qualifying Unity, jointly—that enables such entity or such Qualifying Unity to exercise a definitive influence over another entity’s decisions and allows it to determine that other entity’s activities (as interpreted by the European Court of Justice in case law on the right of freedom of establishment (vrijheid van vestiging)).

•

“Qualifying Unity” means entities acting together with the main purpose or one of the main purposes of avoiding Dutch conditional withholding tax at the level of any of those entities (kwalificerende eenheid).

The Dutch conditional withholding tax on dividends will be imposed at the highest Dutch corporate income tax rate in effect at the time of the distribution (2025: 25.8%). The Dutch conditional withholding tax on dividends will be reduced, but not below zero, by any regular Dutch dividend withholding tax withheld in respect of the same dividend distribution. As such, based on the currently applicable rates, the overall effective tax rate of withholding the regular Dutch dividend withholding tax (as described above) and the Dutch conditional withholding tax on dividends will not exceed the highest corporate income tax rate in effect at the time of the distribution (2025: 25.8%).

Taxes on Income and Capital Gains

Dutch Resident Entities

Generally, if the holder of ordinary shares is a Dutch Resident Entity, any income derived or deemed to be derived from the ordinary shares a or any capital gains realized on the disposal or exercise, as applicable, or deemed disposal of the ordinary shares is subject to Dutch corporate income tax at a rate of 19% with respect to taxable profits up to €200,000 and 25.8% with respect to taxable profits in excess of that amount (rates and brackets for 2025).

Dutch Resident Individuals

If the holder of our ordinary shares is a Dutch Resident Individual, any income derived or deemed to be derived from the ordinary shares or any capital gains realized on the disposal or deemed disposal or exercise, as applicable, of the ordinary shares is subject to Dutch personal income tax at the progressive rates (with a maximum of 49.50% in 2025), if:

(i)

the ordinary shares are attributable to an enterprise from which the holder of ordinary shares derives a share of the profit, whether as an entrepreneur (ondernemer) or as a person who has a co-entitlement to the net worth (medegerechtigd tot het vermogen) of such enterprise without being a shareholder (as defined in the Dutch Income Tax Act 2001); or

(ii)

the holder of ordinary shares is considered to perform activities with respect to the ordinary shares that go beyond ordinary asset management (normaal, actief vermogensbeheer) or otherwise derives benefits from the ordinary shares that are taxable as benefits from miscellaneous activities (resultaat uit overige werkzaamheden).

Taxation of savings and investments

If the above-mentioned conditions (i) and (ii) do not apply to the Dutch Resident Individual, the ordinary shares will be subject to an annual Dutch income tax under the regime for savings and investments (inkomen uit sparen en beleggen). Taxation only occurs insofar the Dutch Resident Individual’s net investment assets for the year exceed a statutory threshold (heffingvrij vermogen). The net investment assets for the year are the fair market value of the investment assets less the fair market value of the liabilities on January 1 of the relevant calendar year (reference date; peildatum). Actual income or capital gains realized in respect of the ordinary shares are in principle not subject to Dutch income tax.

The Dutch Resident Individual’s assets and liabilities taxed under this regime, including the ordinary shares, are allocated over the following three categories: (a) bank savings (banktegoeden), (b) other investments (overige bezittingen), including the ordinary shares, and (c) liabilities (schulden). The taxable benefit for the year (voordeel uit sparen en beleggen) is equal to the product of (x) the total deemed return divided by the sum of bank savings, other investments and liabilities and (y) the sum of bank savings, other investments and liabilities minus the statutory threshold, and is taxed at a flat rate of 36% (rate for 2025).

The deemed return applicable to other investments, including the ordinary shares, is set at 5.88% for the calendar year 2025. Transactions in the three-month period before and after January 1 of the relevant calendar year implemented to arbitrate between the deemed return percentages applicable to bank savings, other investments and liabilities will for this purpose be ignored if the holder of the ordinary shares cannot sufficiently demonstrate that such transactions are implemented for other than tax reasons.

On June 6 and 14, 2024, the Dutch Supreme Court (Hoge Raad) ruled that the Dutch income tax regime for savings and investments as described above (the “Box 3 Regime”) in certain specific circumstances contravenes with Section 1 of the First Protocol to the European Convention on Human Rights in combination with Section 14 of the European Convention on Human Rights (the “Rulings”). In the Rulings, the Dutch Supreme Court introduced a rebuttal provision (tegenbewijsregeling) pursuant to which taxpayers have the possibility to demonstrate that the actual return realized by the taxpayer in respect of their investments assets (as calculated in line with the rules as set out in the Rulings), is less than the deemed return realized by the taxpayer in respect of those assets (as calculated in accordance with the rules of the Box 3 Regime). The rebuttal provision introduced by the Dutch Supreme Court as well as the rules set out in the Rulings have been implemented in Dutch tax law pursuant to the Dutch Box 3 Rebuttal Scheme Act (Wet tegenbewijsregeling box 3). If the taxpayer successfully demonstrates that the actual return is less than the deemed return (using a standardized form), the taxpayer will be taxed on the actual return instead of the deemed return. The Dutch Box 3 Rebuttal Scheme Act offers a temporary solution until a new Box 3 regime is introduced, which is expected as of January 1, 2028 at the earliest.

Non-residents of the Netherlands

A holder of our ordinary shares that is neither a Dutch Resident Entity nor a Dutch Resident Individual will not be subject to Dutch income tax in respect of income derived or deemed to be derived from our ordinary shares or in respect of capital gains realized on the disposal or deemed disposal or exercise, as applicable, of the ordinary shares, provided that:

(i)

such holder does not have an interest in an enterprise or deemed enterprise (as defined in the Dutch Income Tax Act 2001 and the Dutch Corporate Income Tax Act 1969, as applicable) which, in whole or in part, is either effectively managed in the Netherlands or carried on through a permanent establishment, a deemed permanent establishment or a permanent representative in the Netherlands and to which enterprise or part of an enterprise the ordinary shares are attributable; and

(ii)

in the event the holder is an individual, such holder does not carry out any activities in the Netherlands with respect to the ordinary shares that go beyond ordinary asset management and does not otherwise derive benefits from the ordinary shares that are taxable as benefits from miscellaneous activities in the Netherlands.

Gift and Inheritance Taxes

Residents of the Netherlands

Gift or inheritance taxes will arise in the Netherlands with respect to a transfer of ordinary shares by way of a gift by, or on the death of, a holder of such ordinary shares who is resident or deemed resident of the Netherlands at the time of the gift or the holder’s death.

Non-residents of the Netherlands

No gift or inheritance taxes will arise in the Netherlands with respect to a transfer of our ordinary shares by way of gift by, or on the death of, a holder of our ordinary shares who is neither resident nor deemed to be resident of the Netherlands, unless:

(i)

in the case of a gift of our ordinary shares by an individual who at the date of the gift was neither resident nor deemed to be resident of the Netherlands, such individual dies within 180 days after the date of the gift, while being resident or deemed to be resident of the Netherlands;

(ii)

in the case of a gift of our ordinary shares made under a condition precedent, the holder of ordinary shares is resident or deemed to be resident of the Netherlands at the time the condition is fulfilled; or

(iii)	the transfer is otherwise construed as a gift or inheritance made by, or on behalf of, a person who, at the time of the gift or death, is or is deemed to be resident of the Netherlands.

For purposes of Dutch gift and inheritance taxes, amongst others, a person that holds the Dutch nationality will be deemed to be resident of the Netherlands if such person has been resident in the Netherlands at any time during the ten years preceding the date of the gift or such person’s death. Additionally, for purposes of Dutch gift tax, amongst others, a person not holding the Dutch nationality will be deemed to be resident of the Netherlands if such person has been resident in the Netherlands at any time during the twelve months preceding the date of the gift. Applicable tax treaties may override deemed residency.

Value Added Tax (“VAT”)

No Dutch VAT will be payable by a holder of our ordinary shares in respect of any payment in consideration for the holding or disposal or exercise, as applicable, of our ordinary shares.

Other Taxes and Duties

No Dutch documentation taxes (commonly referred to as stamp duties) will be payable by a holder of our ordinary shares in respect of any payment in consideration for the holding or disposal or exercise, as applicable, of our ordinary shares.

PLAN OF DISTRIBUTION

This prospectus relates to the offer and sale from time to time by the selling securityholder or its permitted transferees of an aggregate of up to 6,045,155 Ordinary Shares pursuant to the Registration Rights Agreement. This prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions. All of the Ordinary Shares offered by the selling securityholder pursuant to this prospectus will be sold by the selling securityholder for its account. The aggregate proceeds to the selling securityholder from the sale of the Ordinary Shares offered by it will be the purchase price less discounts or commissions, if any. We will not receive any of the proceeds from such sales.

The selling securityholder will pay any discounts and commissions and expenses incurred by the selling securityholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholder in disposing of the securities. Except as provided otherwise in the Registration Rights Agreement, we will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the selling securityholder covered by this prospectus may be offered and sold from time to time by the selling securityholder. The selling securityholder may also transfer their Ordinary Shares in accordance with the provisions of the Registration Rights Agreement, in which case such transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the Ordinary Shares from time to time under this prospectus after we have filed an update to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling securityholders to include the permitted transferee or other successors in interest as a “selling security shareholder” under this prospectus. The term “selling securityholder” includes the permitted transferees. The selling securityholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to our then current market price or in negotiated transactions. The selling securityholder reserves the right to accept and, together with its agents, to reject, any proposed purchase of securities to be made directly or through agents. The selling securityholder and any of its permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions.

Subject to the limitations set forth in the Registration Rights Agreement, the selling securityholder may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	to or through underwriters, brokers or dealers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	an over-the-counter distribution in accordance with the rules of Nasdaq;

•	through trading plans entered into by a selling securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus;

•	short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;

•	delayed delivery arrangement;

•

at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions; or through a combination of any of the above methods of sale.

There can be no assurance that the selling securityholder will sell all or any of the securities offered by this prospectus. In addition, the selling securityholder may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The selling securityholder has the sole and absolute discretion not to accept any purchase offer or make any sale of securities if it deems the purchase price to be unsatisfactory at any particular time.

The selling securityholder may also transfer the securities in other circumstances, including in connection with distributions to members, partners, shareholders or other equityholders of the selling securityholder, in which case the permitted transferees will be the selling beneficial owners for purposes of this prospectus. Upon being notified by the selling securityholder that a permitted transferee intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.

The selling securityholder may enter into hedging transactions with underwriters, broker-dealers or other financial institutions. In connection with such transactions, underwriters, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with the selling securityholder. The selling securityholder may also sell the securities short and redeliver the securities to close out such short positions. The selling securityholder may also enter into option or other transactions with underwriters, broker-dealers or other financial institutions which require the delivery to such underwriter, broker-dealer or other financial institution of securities offered by this prospectus, which securities such underwriter, broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling securityholder may also pledge securities to an underwriter, broker-dealer or other financial institution, and, upon a default, such underwriter, broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

To the extent required, our Ordinary Shares to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to facilitate the offering of the securities, any agents involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the agents may bid for, and purchase, such securities in the open market. The agents are not required to engage in these activities, and may end any of these activities at any time.

The selling securityholder may solicit offers to purchase the securities directly from, and they may sell such securities directly to, institutional investors or others. In this case, no agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

We cannot give any assurance as to the liquidity of the trading market for our securities. Our Ordinary Shares are listed on Nasdaq under the symbol “PHVS.”

The selling securityholder may be deemed to be an “underwriter” within the meaning of the Securities Act with respect to the shares it is offering for resale.

In effecting sales, underwriters, broker-dealers or agents engaged by the selling securityholder may arrange for other underwriters or broker-dealers to participate. Underwriters, broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholder in amounts to be negotiated immediately prior to the sale.

We have agreed to indemnify the selling securityholder against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

We have agreed with the selling securityholder pursuant to the Registration Rights Agreement to keep the registration statement of which this prospectus constitutes a part effective until the earlier of the following: (i) the date on which the Ordinary Shares subscribed for by the selling securityholder pursuant to the Registration Rights Agreement may be resold without volume or manner of sale limitations, and without the requirement that the Company be current in its public reporting, in each case pursuant to Rule 144 promulgated under the Securities Act, (ii) the date on which all Ordinary Shares subscribed for by the selling securityholder pursuant to the Registration Rights Agreement have actually been sold and (iii) the date which is three (3) years after this registration statement is declared effective.

DESCRIPTION OF SHARE CAPITAL

This section of the registration statement includes a description of the material terms of Pharvaris’ articles of association and of applicable Dutch law. The following description is intended as a summary only and does not constitute legal advice regarding those matters and should not be regarded as such. The description is qualified in its entirety by reference to the complete text of Pharvaris’ articles of association, which are included as an exhibit to this registration statement. We urge you to read the full text of Pharvaris’ articles of association.

Description of Ordinary Shares of the Registrant

As of the date of this prospectus, we have only one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended; our registered ordinary shares.

We are registered with the Trade Register of the Chamber of Commerce (Kamer van Koophandel) under number 64239411. Our corporate seat is in Leiden, the Netherlands, and our registered office is also in Leiden, the Netherlands.

The following description of our ordinary shares is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Articles of Association, which are incorporated by reference as an exhibit to the Company’s Annual Report on Form 20-F filed with the SEC on April 7, 2025.

A. Ordinary Shares

Our ordinary shares shall be in registered form (op naam). We may issue share certificates (aandeelbewijzen) for registered shares in such form as may be approved by our board of directors, or the Board. Our authorized share capital amounts to €14,100,000, divided into 117,500,000 ordinary shares, each with a nominal value of €0.12.

Under Dutch law, our authorized share capital is the maximum capital that we may issue without amending our Articles of Association.

Our articles of association provide that, for as long as any of our ordinary shares are admitted to trading on Nasdaq, the New York Stock Exchange or on any other regulated stock exchange located in the United States, the laws of the State of New York shall apply to the property law aspects of our ordinary shares reflected in the register administered by our transfer agent, subject to certain overriding exceptions under Dutch law.

The following summarizes the main rights of holders of our ordinary shares:

1.	each holder of ordinary shares is entitled to one vote per share on all matters to be voted on by shareholders generally, including the appointment of directors;

2.	there are no cumulative voting rights;

3.	the holders of our ordinary shares are entitled to dividends and other distributions as may be declared from time to time by us out of funds legally available for that purpose, if any;

4.

upon our liquidation or dissolution, the holders of ordinary shares will be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities; and

5.

the holders of our ordinary shares have preemptive rights in case of share issuances or the grant of rights to subscribe for shares, except if such rights are limited or excluded by the corporate body authorized to do so and except in such cases as provided by Dutch law and our Articles of Association.

B. Shareholders’ Register

Pursuant to Dutch law and our Articles of Association, we must keep our shareholders’ register accurate and current. The Board keeps our shareholders’ register and records names and addresses of all holders of registered shares, showing the date on which the shares were acquired, the date of the acknowledgement by or notification of us as well as the amount paid on each share. The register also includes the names and addresses of those with a right of usufruct (vruchtgebruik) on registered shares belonging to another or a pledge (pandrecht) in respect of such shares.

C. Corporate Objectives

Pursuant to the Articles of Association, our corporate objectives are:

•	to discover, develop and commercialize treatments, including for hereditary angioedema;

•

to engage, in any way whatsoever, in trading activities (retail and wholesale), the import, export, purchase, sale and distribution of products, including, but not limited to, pharmaceutical products, and other related (raw material) products and to render operational and supporting services to its group companies in connection herewith;

•	to incorporate, participate in, finance or hold any other interest in and to conduct the management or supervision of other entities, companies, partnerships and businesses;

•	to acquire, to manage, to invest, to exploit, to encumber and to dispose of assets and liabilities;

•

to furnish guarantees, to provide security, to warrant performance in any other way and to assume liability, whether jointly and severally or otherwise, in respect of obligations of group companies or other parties; and

•	to do anything which, in the widest sense, is connected with or may be conducive to the objects described above.

D. Amendment to our Articles of Association

An amendment to our Articles of Association would require a resolution of the general meeting upon proposal by the Board.

E. Limitations on the Rights to Own Ordinary Shares

Our ordinary shares may be issued to individuals, corporations, trusts, estates of deceased individuals, partnerships and unincorporated associations of persons. Our Articles of Association contain no limitation on the rights to own our ordinary shares and no limitation on the rights of nonresidents of the Netherlands or foreign shareholders to hold or exercise voting rights.

F. Limitation on Liability and Indemnification Matters

Under Dutch law, our directors may be held liable for damages in the event of improper or negligent performance of their duties. They may be held jointly and severally liable for damages to the Company and to third parties for infringement of the Articles of Association or of certain provisions of Dutch law. In certain circumstances, they may also incur other specific civil and criminal liabilities. Subject to certain exceptions, our Articles of Association provide for indemnification of our current and former directors (and other current and former officers and employees as designated by our Board). No indemnification under our

Articles of Association shall be given to an indemnified person:

•

if a competent court or arbitral tribunal has established, without having (or no longer having) the possibility for appeal, that the acts or omissions of such indemnified person that led to the financial losses, damages, expenses, suit, claim, action or legal proceedings as described above are of an unlawful nature (including acts or omissions which are considered to constitute malice, gross negligence, intentional recklessness and/or serious culpability attributable to such indemnified person);

•

to the extent that his or her financial losses, damages and expenses are covered under insurance and the relevant insurer has settled, or has provided reimbursement for, these financial losses, damages and expenses (or has irrevocably undertaken to do so);

•

in relation to proceedings brought by such indemnified person against the Company, except for proceedings brought to enforce indemnification to which he or she is entitled pursuant to our Articles of Association, pursuant to an agreement between such indemnified person and the Company which has been approved by the Board or pursuant to insurance taken out by the Company for the benefit of such indemnified person; or

•	for any financial losses, damages or expenses incurred in connection with a settlement of any proceedings effected without the Company’s prior consent.

Under our Articles of Association, our Board may stipulate additional terms, conditions and restrictions in relation to the indemnification described above.

G. Shareholders’ Meetings and Consents

General Meeting

General meetings may be held in the Netherlands, in any of the locations specified in our Articles of Association. If and when allowed pursuant to applicable law, those who convene the general meeting may also decide whether (and if so, under what conditions) the general meeting shall also or exclusively be accessible through the use of electronic means. The annual general meeting must be held within six months of the end of each financial year. Additional extraordinary general meetings may also be held, whenever considered appropriate by the Board, and shall be held within three months after our Board has considered it to be likely that our shareholders’ equity (eigen vermogen) has decreased to an amount equal to or lower than half of our paid-in and called-up share capital, in order to discuss the measures to be taken if so required.

Pursuant to Dutch law, one or more shareholders or others with meeting rights under Dutch law who jointly represent at least one-tenth of our issued share capital may request us to convene a general meeting, setting out in detail the matters to be discussed. If our Board has not taken the steps necessary to ensure that such meeting can be held within six weeks after the request, the proponent(s) may, on their application, be authorized by the competent Dutch court in preliminary relief proceedings to convene a general meeting. The court shall disallow the application if it does not appear that the proponent(s) has/have previously requested our Board to convene a general meeting and our Board has not taken the necessary steps so that the general meeting could be held within six weeks after the request. The application shall also be disallowed if the proponent(s) has/have not demonstrated to have a reasonable interest in the convening of the general meeting.

General meetings must be convened by an announcement published in a Dutch daily newspaper with national distribution. The notice must state the agenda, the time and place of the meeting, the record date (if any), the procedure for participating in the general meeting by proxy, as well as other information as required by Dutch law. The notice must be given at least 15 calendar days prior to the day of the meeting. The agenda for the annual general meeting shall include, among other things, the adoption of the statutory annual accounts, appropriation of our profits and proposals relating to the composition of the Board, including the filling of any vacancies in the Board. In addition, the agenda shall include such items as have been included therein by the Board.

The agenda shall also include such items requested by one or more shareholders, or others with meeting rights under Dutch law, representing at least 3% of our issued share capital. These requests must be made in writing or by electronic means and received by the Board at least 60 days before the day of the meeting. No resolutions shall be adopted on items other than those that have been included in the agenda.

In accordance with the DCGC, shareholders who have the right to put an item on the agenda for our general meeting or to request the convening of a general meeting shall not exercise such rights until after they have consulted our Board. If exercising such rights may result in a change in our strategy (for example, through the dismissal of one or more of our directors), our Board must be given the opportunity to invoke a reasonable period of up to 180 days to respond to the shareholders’ intentions. If invoked, our Board must use such response period for further deliberation and constructive consultation, in any event with the shareholder(s) concerned and exploring alternatives. At the end of the response time, our Board shall report on this consultation and the exploration of alternatives to our general meeting. The response period may be invoked only once for any given general meeting and shall not apply (i) in respect of a matter for which either a response period or a statutory cooling-off period (as discussed below) has been previously invoked or (ii) in situations where a shareholder holds at least 75% of our issued share capital as a consequence of a successful public bid..

Moreover, our Board can invoke a cooling-off period of up to 250 days when shareholders, using their right to have items added to the agenda for a general meeting or their right to request a general meeting, propose an agenda item for our general meeting to dismiss, suspend or appoint one or more directors (or to amend any provision in our Articles of Association dealing with those matters) or when a public offer for our company is made or announced without our support, provided, in each case, that our Board believes that such proposal or offer materially conflicts with the interests of our company and its business. During a cooling-off period, our general meeting cannot dismiss, suspend or appoint directors (or amend the provisions in our Articles of Association dealing with those matters) except at the proposal of our Board.

During a cooling-off period, our Board must gather all relevant information necessary for a careful decision-making process and at least consult with shareholders representing 3% or more of our issued share capital at the time the cooling-off period was invoked, as well as with our Dutch works council (if we or, under certain circumstances, any of our subsidiaries would have one). Formal statements expressed by these stakeholders during such consultations must be published on our website to the extent these stakeholders have approved that publication. Ultimately one week following the last day of the cooling-off period, our Board must publish a report in respect of its policy and conduct of affairs during the cooling-off period on our website. This report must remain available for inspection by shareholders and others with meeting rights under Dutch law at our office and must be tabled for discussion at the next general meeting. Shareholders representing at least 3% of our issued share capital may request the Enterprise Chamber for early termination of the cooling-off period. The Enterprise Chamber must rule in favor of the request if the shareholders can demonstrate that:

•

our Board, in light of the circumstances at hand when the cooling-off period was invoked, could not reasonably have concluded that the relevant proposal or hostile offer constituted a material conflict with the interests of our company and its business;

•	our Board cannot reasonably believe that a continuation of the cooling-off period would contribute to careful policy-making; or

•

other defensive measures, having the same purpose, nature and scope as the cooling-off period, have been activated during the cooling-off period and have not since been terminated or suspended within a reasonable period at the relevant shareholders’ request (i.e., no ‘stacking’ of defensive measures).

The general meeting is presided over by the chairperson of the Board. If no chairperson has been elected or if he or she is not present at the meeting, the general meeting shall be presided over by the vice-chairperson. If no vice-chairperson has been elected or if he or she is not present at the meeting, the general meeting shall be presided over by the chief executive officer. If no vice-chairperson has been elected or if he or she is not present at the meeting, the general meeting shall be presided over by another person designated in accordance with our Articles of Association. Our directors may always attend a general meeting. In these meetings, they have an advisory vote. The chairperson of the meeting may decide at his or her discretion to admit other persons to the meeting.

All shareholders and others with meeting rights under Dutch law are authorized to attend the general meeting, to address the meeting and, in so far as they have such right, to vote pro rata to his or her shareholding. Shareholders may exercise these rights, if they are the holders of shares on the record date, if any, as required by Dutch law, which is currently the 28th day before the day of the general meeting. Under our Articles of Association, shareholders and others with meeting rights under Dutch law must notify us in writing or by electronic means of their identity and intention to attend the general meeting. This notice must be received by us ultimately on the seventh day prior to the general meeting, unless indicated otherwise when such meeting is convened.

Quorum and voting requirements

Each ordinary share confers the right on the holder to cast one vote at the general meeting. Shareholders may vote by proxy. No votes may be cast at a general meeting on shares held by us or our subsidiaries or on shares for which we or our subsidiaries hold depository receipts. Nonetheless, the holders of a right of usufruct (vruchtgebruik) and the holders of a right of pledge (pandrecht) in respect of shares held by us or our subsidiaries in our share capital are not excluded from the right to vote on such shares, if the right of usufruct (vruchtgebruik) or the right of pledge (pandrecht) was granted prior to the time such shares were acquired by us or any of our subsidiaries. Neither we nor any of our subsidiaries may cast votes in respect of a share on which we or such subsidiary holds a right of usufruct (vruchtgebruik) or a right of pledge (pandrecht). Shares which are not entitled to voting rights pursuant to the preceding sentences will not be taken into account for the purpose of determining the number of shareholders that vote and that are present or represented, or the amount of the share capital that is provided or that is represented at a general meeting.

Decisions of the general meeting are taken by a simple majority of votes cast, except where Dutch law or our Articles of Association provide for a qualified majority or unanimity. Subject to any provision of mandatory Dutch law and any higher quorum requirement stipulated by our Articles of Association, if we would be subject to the requirement that our general meeting can only pass resolutions if a certain part of our issued share capital is present or represented at such general meeting under applicable securities laws or listing rules, then such resolutions shall be subject to such quorum as specified by such securities laws or listing rules pursuant to our Articles of Association.

H. Board

Appointment of directors

Under our Articles of Association, the directors are appointed by the general meeting upon binding nomination by our Board, on a recommendation of our nomination and corporate governance committee. However, the general meeting may at all times overrule the binding nomination by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital. If the general meeting overrules the binding nomination, the Board shall make a new nomination.

At a general meeting, a resolution to appoint a director can only be passed in respect of candidates whose names are stated for that purpose in the agenda of that general meeting or in the explanatory notes thereto. Upon the appointment of a person as a director, the general meeting shall determine whether that person is appointed as executive director or as non-executive director.

Duties and liabilities of directors

The Board is charged with the management of the Company, which includes setting the Company’s policies and strategy, subject to the restrictions contained in our Articles of Association. The executive directors manage our day-to-day business and operations and implement our strategy. The non-executive directors focus on the supervision on the policy and functioning of the performance of the duties of all of our directors and our general state of affairs.

Subject to certain limitations under Dutch law, our directors may divide their tasks among themselves in or pursuant to the internal rules applicable to the Board. Each director has a statutory duty to act in the corporate interest of the Company and its business. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of the Company also applies in the event of a proposed sale or break-up of the Company, provided that the circumstances generally dictate how such duty is to be applied and how the respective interests of various groups of stakeholders should be weighed. Any resolution of the Board regarding a material change in our identity or character requires approval of the general meeting.

Our Board is entitled to represent our company. The power to represent our company also vests in our chief executive officer individually, as well as in any other two executive directors acting jointly.

I. Dividends and Other Distributions

Amount available for distribution

Under Dutch law, we may only pay dividends and other distributions, from our reserves to the extent our shareholders’ equity (eigen vermogen) exceeds the sum of the paid-in and called-up share capital plus the reserves we must maintain under Dutch law or by our Articles of Association and (if it concerns a distribution of profits) after adoption of our statutory annual accounts by our general meeting from which it appears that such dividend distribution is allowed.

Our Board may decide that all or part of our profits shown in our adopted statutory annual accounts will be added to our reserves. After reservation of any such profits, any remaining profits will be at the disposal of the general meeting at the proposal of our Board for distribution on our ordinary shares, subject to applicable restrictions of Dutch law.

Our Board is permitted, subject to certain requirements and applicable restrictions of Dutch law, to declare interim dividends without the approval of the general meeting.

Dividends and other distributions shall be made payable no later than a date determined by the Board. Claims to dividends and other distributions not made within five years from the date that such dividends or distributions became payable will lapse and any such amounts will be considered to have been forfeited to us (verjaring).

Exchange controls

Under Dutch law, there are no exchange controls applicable to the transfer to persons outside of the Netherlands of dividends or other distributions with respect to, or of the proceeds from the sale of, shares of a Dutch company, subject to applicable restrictions under sanctions and measures, including those concerning export control, pursuant to European Union regulations, the Sanctions Act 1977 (Sanctiewet 1977) or other legislation, applicable anti-boycott regulations, applicable anti-money-laundering regulations and similar rules and provided that, under certain circumstances, payments of such dividends or other distributions must be reported to the Dutch Central Bank at their request for statistical purposes. There are no special restrictions in the Articles of Association or Dutch law that limit the right of shareholders who are not citizens or residents of the Netherlands to hold or vote shares.

Squeeze-out procedures

A shareholder who holds at least 95% of our issued share capital for his or her own account, alone or together with group companies, may initiate proceedings against our other shareholders jointly for the transfer of their shares to such shareholder. The proceedings are held before the Enterprise Chamber, and can be instituted by means of a writ of summons served upon each of the other shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze-out in relation to the other shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value to be paid for the shares of the other shareholders. Once the order to transfer becomes final before the Enterprise Chamber, the person acquiring the shares shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to him. Unless the addresses of all of them are known to the acquiring person, such person is required to publish the same in a daily newspaper with a national circulation.

J. Dissolution and Liquidation

Under our Articles of Association, we may be dissolved by a resolution of the general meeting, subject to a proposal of the Board. In the event of a dissolution, the liquidation shall be effected by the Board, unless the general meeting decides otherwise. During liquidation, the provisions of our Articles of Association will remain in force as far as possible. To the extent that any assets remain after payment of all of our liabilities, any remaining assets shall be distributed to our shareholders in proportion to their number of shares.

K. Dutch Financial Reporting Supervision Act

On the basis of the Dutch Financial Reporting Supervision Act (Wet toezicht financiële verslaggeving), or the FRSA, the Dutch Authority for the Financial Markets (Stichting Autoriteit Financiële Markten), or AFM, supervises the application of financial reporting standards by Dutch companies whose securities are listed on a Dutch or foreign stock exchange.

Pursuant to the FRSA, the AFM has an independent right to (i) request an explanation from us regarding our application of the applicable financial reporting standards if, based on publicly known facts or circumstances, it has reason to doubt that our financial reporting meets such standards and (ii) recommend to us the making available of further explanations. If we do not comply with such a request or recommendation, the AFM may request that the Enterprise Chamber order us to (i) make available further explanations as recommended by the AFM, (ii) provide an explanation of the way we have applied the applicable financial reporting standards to our financial reports or (iii) prepare or restate our financial reports in accordance with the Enterprise Chamber’s orders.

L. Comparison of Dutch Corporate Law and U.S. Corporate Law

The following comparison between Dutch corporate law, which applies to us, and Delaware corporation law, the law under which many publicly listed corporations in the United States are incorporated, discusses additional matters not otherwise described in this Exhibit 2.1. Although we believe this summary is materially accurate, the summary is subject to Dutch law, including Book 2 of the Dutch Civil Code and the DCGC and Delaware corporation law, including the Delaware General Corporation Law.

Corporate Governance

Duties of Directors

The Netherlands. We have a one-tier board structure consisting of a board of directors comprising one or more executive directors and one or more non-executive directors. Under Dutch law, our Board is charged with the management of the company, which includes setting the company’s policies and strategy, subject to the restrictions contained in our Articles of Association. The executive directors manage our day-to-day business and operations and implement our strategy. The non-executive directors focus on the supervision on the policy and functioning of the performance of the duties of all of our directors and our general state of affairs. Our directors may divide their tasks among themselves in or pursuant to internal rules applicable. Each director has a statutory duty to act in the corporate interest of the Company and its business. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of the Company also applies in the event of a proposed sale or break-up of the Company, provided that the circumstances generally dictate how such duty is to be applied and how the respective interests of various groups of stakeholders should be weighed.

Our Board is entitled to represent the Company. The power to represent our company also vests in our chief executive officer individually, as well as in any other two executive directors acting jointly.

Any resolution of our Board regarding a material change in our identity or character requires approval of the general meeting. The absence of the approval of the general meeting shall result in the relevant resolution being null and void but shall not affect the powers of representation of the Board or of the executive directors.

Delaware. The board of directors bears the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its stockholders. Delaware courts have decided that the directors of a Delaware corporation are required to exercise informed business judgment in the performance of their duties. Informed business judgment means that the directors have informed themselves of all material information reasonably available to them. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner that the director reasonably believes to be in the best interests of the stockholders. Under certain circumstances (such as defensive actions in response to a change of control), Delaware courts may also impose more rigorous standards of conduct upon directors of a Delaware corporation.

Director terms

The Netherlands. The DCGC provides the following best practice recommendations on the terms for tenure of our directors:

•	executive directors should be appointed for a maximum period of four years, without limiting the number of consecutive terms executive directors may serve.

•

non-executive directors should be appointed for two consecutive periods of no more than four years. Thereafter, non-executive directors may be reappointed for a maximum of two consecutive periods of no more than two years, provided that the reason for any reappointment after an eight-year term of office should be disclosed in the Company’s statutory annual report.

The general meeting shall at all times be entitled to suspend or dismiss a director. Under our Articles of Association, the general meeting may only adopt a resolution to suspend or dismiss a director by at least a two-thirds majority of the votes cast, provided that such majority represents more than half of our issued share capital, unless the resolution is passed at the proposal of our Board, in which latter case a simple majority of the votes cast is sufficient. If a director is suspended and the general meeting does not resolve to dismiss him or her within three months from the date of such suspension, the suspension shall lapse.

Delaware. The Delaware General Corporation Law generally provides for a one-year term for directors, but permits directorships to be divided into up to three classes with up to three-year terms, with the years for each class expiring in different years, if permitted by the certificate of incorporation, an initial bylaw or a bylaw adopted by the stockholders. A director elected to serve a term on a “classified” board may not be removed by stockholders without cause. There is no limit in the number of terms a director may serve.

Director vacancies

The Netherlands. Our Board can temporarily fill vacancies in its midst caused by temporary absence or incapacity of directors without requiring a shareholder vote. If all of our directors are absent or incapacitated, our management shall be attributed to the person who most recently ceased to hold office as the chairperson of our Board, provided that if such former chairperson is unwilling or unable to accept that position, our management shall be attributed to the person who most recently ceased to hold office as our chief executive officer. If such former chief executive officer is also unwilling or unable to accept that position, our management shall be attributed to one or more persons whom the general meeting has designated for that purpose. The person(s) charged with our management in this manner may designate one or more persons to be charged with our management instead of, or together with, such person(s).

Under Dutch law, directors are appointed and re-appointed by the general meeting. Under our Articles of Association, directors are appointed by the general meeting upon binding nomination by our Board. However, the general meeting may at all times overrule a binding nomination by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital. If the general meeting overrules a binding nomination, the Board shall make a new nomination.

Delaware. The Delaware General Corporation Law provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless (i) otherwise provided in the certificate of incorporation or bylaws of the corporation or (ii) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case any other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Conflict-of-interest transactions

The Netherlands. Under Dutch law and our Articles of Association, our directors shall not take part in any discussion or decision-making that involves a subject or transaction in relation to which he or she has a direct or indirect personal conflict of interest with us. Such a conflict of interest would generally arise if the director concerned is unable to serve our interests and the business connected with our Company with the required level of integrity and objectivity due to the existence of the conflicting personal interest. Our Articles of Association provide that if as a result of conflicts of interests no resolution of the Board can be adopted, the resolution may nonetheless be adopted by the Board as if none of the directors had a conflict of interest. In that latter case, each director is entitled to participate in the discussion and decision-making process and to cast a vote.

The DCGC provides the following best practice recommendations in relation to conflicts of interests in respect of directors:

•

A director should report any conflict of interest or potential conflict of interest in a transaction that is of material significance to the company and/or to such person to the chairperson of the Board without delay and should provide all relevant information in that regard, including the relevant information pertaining to his or her spouse, registered partner or other life companion, foster child and relatives by blood or marriage up to the second degree. If the chairperson of the Board has a conflict of interest or potential conflict of interest, he or she should report this to the vice-chairperson of the Board without delay;

•	The Board should decide, outside the presence of the director concerned, whether there is a conflict of interest;

•	Transactions in which there are conflicts of interest with directors should be agreed on terms that are customary in the market; and

•

Decisions to enter into transactions in which there are conflicts of interest with directors that are of material significance to the Company and/or to the relevant directors should require the approval of the Board. Such transactions should be published in our statutory annual report, together with a description of the conflict of interest and a declaration that the relevant best practice provisions of the DCGC have been complied with.

Delaware. Under the Delaware General Corporation Law transactions involving a Delaware corporation and an interested director of that corporation would not be voidable if:

•

the material facts as to the director’s relationship or interest are disclosed or known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors;

•

the material facts are disclosed or known as to the director’s relationship or interest and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon; or

•	the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee of the board of directors or the stockholders.

Proxy voting by directors

The Netherlands. An absent director may issue a proxy for a specific board meeting but only to another director in writing or by electronic means.

Delaware. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

Shareholders Rights

Voting Rights

The Netherlands. In accordance with Dutch law and our Articles of Association, each issued ordinary share confers the right to cast one vote at the general meeting. No votes may be cast at a general meeting on shares held by us or our subsidiaries or on shares for which we or our subsidiaries hold depository receipts. Nonetheless, the holders of a right of usufruct (vruchtgebruik) and the holders of a right of pledge (pandrecht) in respect of shares held by us or our subsidiaries in our share capital are not excluded from the right to vote on such shares, if the right of usufruct (vruchtgebruik) or the right of pledge (pandrecht) was granted prior to the time such shares were acquired by us or any of our subsidiaries. Neither we nor any of our subsidiaries may cast votes in respect of a share on which we or such subsidiary holds a right of usufruct (vruchtgebruik) or a right of pledge (pandrecht). Shares which are not entitled to voting rights pursuant to the preceding sentences will not be taken into account for the purpose of determining the number of shareholders that vote and that are present or represented, or the amount of the share capital that is provided or that is represented at a general meeting.

For each general meeting, the Board may determine that a record date will be applied in order to establish which shareholders are entitled to attend and vote at the general meeting. Such record date shall be the 28th day prior to the day of the general meeting. The record date and the manner in which shareholders can register and exercise their rights will be set out in the notice of the meeting which must be published in a Dutch daily newspaper with national distribution at least 15 calendar days prior to the meeting (and such notice may therefore be published after the record date for such meeting). Under our Articles of Association, shareholders and others with meeting rights under Dutch law must notify us in writing or by electronic means of their identity and intention to attend the general meeting. This notice must be received by us ultimately on the seventh day prior to the general meeting, unless indicated otherwise when such meeting is convened.

Delaware. Under the Delaware General Corporation Law, each stockholder is entitled to one vote per share of stock, unless the certificate of incorporation provides otherwise. In addition, the certificate of incorporation may provide for cumulative voting at all elections of directors of the corporation, or at elections held under specified circumstances. Either the certificate of incorporation or the bylaws may specify the number of shares and/or the amount of other securities that must be represented at a meeting in order to constitute a quorum, but in no event will a quorum consist of less than one-third of the shares entitled to vote at a meeting.

Stockholders as of the record date for the meeting are entitled to vote at the meeting, and the board of directors may fix a record date that is no more than 60 nor less than 10 days before the date of the meeting, and if no record date is set then the record date is the close of business on the day next preceding the day on which notice is given, or if notice is waived then the record date is the close of business on the day next preceding the day on which the meeting is held. The determination of the stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the board of directors may fix a new record date for the adjourned meeting.

Shareholder proposals

The Netherlands. Pursuant to Dutch law, one or more shareholders or others with meeting rights under Dutch law who jointly represent at least one-tenth of our issued share capital may request us to convene a general meeting, setting out in detail the matters to be discussed. If we have not taken the steps necessary to ensure that such meeting can be held within six weeks after the request, the proponent(s) may, on their application, be authorized by the competent Dutch court in preliminary relief proceedings to convene a general meeting. The court shall disallow the application if it does not appear that the proponent(s) has/have previously requested our Board to convene a general meeting and our Board has not taken the necessary steps so that the general meeting could be held within six weeks after the request. The application shall also be disallowed if the proponent(s) has/have not demonstrated to have a reasonable interest in the convening of the general meeting.

The agenda for a general meetings shall also include such items requested by one or more shareholders or others with meeting rights under Dutch law representing at least 3% of our issued share capital. These requests must be made in writing or by electronic means and received by us at least 60 days before the day of the meeting. No resolutions shall be adopted on items other than those that have been included in the agenda.

In accordance with the Dutch Corporate Governance Code, or DCGC, shareholders who have the right to put an item on the agenda for our general meeting or to request the convening of a general meeting shall not exercise such rights until after they have consulted our Board of directors. If exercising such rights may result in a change in our strategy (for example, through the dismissal of one or more of our directors), our Board must be given the opportunity to invoke a reasonable period of up to 180 days to respond to the shareholders’ intentions. If invoked, our Board must use such response period for further deliberation and constructive consultation, in any event with the shareholder(s) concerned and exploring alternatives. At the end of the response time, our Board shall report on this consultation and the exploration of alternatives to our general meeting. The response period may be invoked only once for any given general meeting and shall not apply (i) in respect of a matter for which either a response period or a statutory cooling-off period (as discussed below) has been previously invoked or (ii) in situations where a shareholder holds at least 75% of our issued share capital as a consequence of a successful public bid.

Moreover, our Board can invoke a cooling-off period of up to 250 days when shareholders, using their right to have items added to the agenda for a general meeting or their right to request a general meeting, propose an agenda item for our general meeting to dismiss, suspend or appoint one or more directors (or to amend any provision in the Articles of Association dealing with those matters) or when a public offer for our company is made or announced without our support, provided, in each case, that our Board believes that such proposal or offer materially conflicts with the interests of our company and its business. During a cooling-off period, our general meeting cannot dismiss, suspend or appoint directors (or amend the provisions in the Articles of Association dealing with those matters) except at the proposal of our Board.

During a cooling-off period, our Board must gather all relevant information necessary for a careful decision-making process and at least consult with shareholders representing 3% or more of our issued share capital at the time the cooling-off period was invoked, as well as with our Dutch works council (if we or, under certain circumstances, any of our subsidiaries would have one). Formal statements expressed by these stakeholders during such consultations must be published on our website to the extent these stakeholders have approved that publication. Ultimately one week following the last day of the cooling-off period, our Board must publish a report in respect of its policy and conduct of affairs during the cooling-off period on our website. This report must remain available for inspection by shareholders and others with meeting rights under Dutch law at our office and must be tabled for discussion at the next general meeting. Shareholders representing at least 3% of our issued share capital may request the Enterprise Chamber of the Amsterdam Court of Appeal, or the Enterprise Chamber (Ondernemingskamer) for early termination of the cooling-off period. The Enterprise Chamber must rule in favor of the request if the shareholders can demonstrate that:

•

our Board, in light of the circumstances at hand when the cooling-off period was invoked, could not reasonably have concluded that the relevant proposal or hostile offer constituted a material conflict with the interests of our company and its business;

•

our Board cannot reasonably believe that a continuation of the cooling-off period would contribute to careful policy-making; or other defensive measures, having the same purpose, nature and scope as the cooling-off period, have been activated during the cooling-off period and have not since been terminated or suspended within a reasonable period at the relevant shareholders’ request (i.e., no ‘stacking’ of defensive measures).

Delaware. Delaware law does not specifically grant stockholders the right to bring business before an annual or special meeting. Delaware law provides that stockholders have the right to put any proposal before the annual meeting of stockholders, so long as it complies with the notice provisions in the corporation’s governing documents. In addition, if a Delaware corporation is subject to the SEC’s proxy rules, a stockholder who satisfies certain specified criteria with respect to the amount and length of ownership of the corporation’s securities, such stockholder may be eligible to have its proposal included in the corporation’s proxy statement for consideration by all of the corporation’s shareholders.

Action by written consent

The Netherlands. Under Dutch law, shareholders’ resolutions may be adopted in writing without holding a meeting of shareholders, provided that (i) the Articles of Association allow such action by written consent, (ii) the Company has not issued bearer shares or, with its cooperation, depository receipts for shares in its capital, and (iii) the resolution is adopted unanimously by all shareholders that are entitled to vote. Although our Articles of Association allow for shareholders’ resolutions to be adopted in writing, the requirement of unanimity renders the adoption of shareholder resolutions without holding a meeting not feasible for us as a publicly traded Company.

Delaware. Although permitted by Delaware law, publicly listed companies do not typically permit stockholders of a corporation to take action by written consent.

Appraisal rights

The Netherlands. Subject to certain exceptions, Dutch law does not recognize the concept of appraisal or dissenters’ rights. However, Dutch law does provide for squeeze-out procedures as described under “Dividends and Other Distributions—Squeeze-out procedures.” Also, Dutch law provides for cash exit rights in certain situations for dissenting shareholders of a company organized under Dutch law entering into certain types of mergers. In those situations, a dissenting shareholder may file a claim with the Dutch company for compensation. Such compensation shall then be determined by one or more independent experts. The shares of such shareholder that are subject to such claim will cease to exist as of the moment of entry into effect of the merger.

Delaware. The Delaware General Corporation Law provides for stockholder appraisal rights, or the right to demand payment in cash of the judicially determined fair value of the stockholder’s shares, in connection with certain mergers and consolidations.

Shareholder suits

The Netherlands. In the event a third-party is liable to a Dutch company, only the Company itself can bring a civil action against that party. The individual shareholders do not have the right to bring an action on behalf of the Company. Only in the event that the cause for the liability of a third-party to the Company also constitutes a tortious act directly against a shareholder does that shareholder have an individual right of action against such third-party in its own name. Dutch law provides for the possibility to initiate such actions collectively, in which a foundation or an association can act as a class representative and has standing to commence proceedings and claim damages if certain criteria are met. The court will first determine if those criteria are met. If so, the case will go forward as a class action on the merits after a period allowing class members to opt out from the case has lapsed. All members of the class who are residents of the Netherlands and who did not opt-out will be bound to the outcome of the case. Residents of other countries must actively opt in in order to be able to benefit from the class action. The defendant is not required to file defenses on the merits prior to the merits phase having commenced. It is possible for the parties to reach a settlement during the merits phase. Such a settlement can be approved by the court, which approval will then bind the members of the class, subject to a second opt-out. This new regime applies to claims brought after January 1, 2020 and which relate to certain events that occurred prior to that date. For other matters, the old Dutch class actions regime will apply. Under the old regime, no monetary damages can be sought. Also, a judgment rendered under the old regime will not always bind all individual class members. Even though Dutch law does not provide for derivative suits, our directors and officers can still be subject to liability under U.S. securities laws.

Our Articles of Association provide that the sole and exclusive forum for any complaint asserting a cause of action arising under the U.S. Securities Act of 1933, as amended, to the fullest extent permitted by applicable law, shall be the U.S. federal district courts.

Delaware. Under the Delaware General Corporation Law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself and other similarly situated stockholders where the requirements for maintaining a class action under Delaware law have been met. A person may institute and maintain such a suit only if that person was a stockholder at the time of the transaction which is the subject of the suit. In addition, under Delaware case law, the plaintiff normally must be a stockholder at the time of the transaction that is the subject of the suit and throughout the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff in court, unless such a demand would be futile.

Repurchase of shares

The Netherlands. Under Dutch law, when issuing shares, a public company such as ours may not subscribe for newly issued shares in its own capital. Such company may, however, subject to certain restrictions of Dutch law and its Articles of Association, acquire shares in its own capital. A listed public company such as ours may acquire fully paid shares in its own capital at any time for no valuable consideration. Furthermore, subject to certain provisions of Dutch law and its Articles of Association, such company may repurchase fully paid shares in its own capital if (i) the company’s shareholders’ equity (eigen vermogen) less the payment required to make the acquisition does not fall below the sum of paid-in and called-up share capital plus any reserves required by Dutch law or its Articles of Association and (ii) the aggregate nominal value of shares of the company which the company acquires, holds or on which the company holds a pledge (pandrecht) or which are held by a subsidiary of the company, would not exceed 50% of its then-current issued share capital. Such company may only acquire its own shares if its general meeting has granted the Board the authority to effect such acquisitions.

An acquisition by us of ordinary shares in our capital for a consideration must be authorized by our general meeting. Such authorization may be granted for a maximum period of 18 months and must specify the number of ordinary shares that may be acquired, the manner in which ordinary shares may be acquired and the price limits within which ordinary shares may be acquired. The actual acquisition may only be effected pursuant to a resolution of our Board. On June 28, 2024, our general meeting adopted a resolution pursuant to which our Board is authorized, for a period of 18 months following June 28, 2024 to cause the repurchase of ordinary shares (or depositary receipts for ordinary shares) by us of up to 10% of our issued share capital, for a price per share not exceeding 110% of the average market price of our ordinary shares on Nasdaq (such average market price being the average of the closing prices on each of the five consecutive trading days preceding the date the acquisition is agreed upon by us). These shares may be used to deliver shares underlying awards granted pursuant to our equity-based compensation plans.

No authorization of the general meeting is required if fully paid ordinary shares are acquired by us with the intention of transferring such ordinary shares to our employees under an applicable employee stock purchase plan.

Delaware. Under the Delaware General Corporation Law, a corporation may generally purchase or redeem its own shares unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation. A Delaware corporation may, however, purchase or redeem out of capital any of its own shares which are entitled upon any distribution of its assets to a preference over another class or series of its stock, or if no shares entitled to such a preference are outstanding, any of its own shares, if such shares will be retired upon acquisition and the capital of the corporation will be reduced in accordance with specified limitations.

Anti-Takeover provisions

The Netherlands. Under Dutch law, various protective measures are possible and permissible within the boundaries set by Dutch law and Dutch case law.

In this respect, certain provisions of our Articles of Association may make it more difficult for a third-party to acquire control of us or effect a change in the composition of our Board. These include:

•

a provision that our directors can only be appointed on the basis of a binding nomination prepared by our Board, which can only be overruled by the general meeting by a resolution adopted by a two-thirds majority of the votes cast, representing more than half of our issued share capital (in which case the Board shall make a new nomination);

•

a provision that our directors may only be dismissed by the general meeting by a two-thirds majority of the votes cast representing more than half of our issued share capital, unless the dismissal is proposed by our Board in which latter case a simple majority of the votes cast would be sufficient;

•

a provision which allows the most recent (former) chairman of our Board or our most recent (former) chief executive officer to be charged with our management if all of our directors are absent or incapacitated; and

•	requirements that certain matters, including an amendment of our Articles of Association, may only be resolved upon by our general meeting if proposed by our Board.

Dutch law also allows for staggered multi-year terms of our directors, as a result of which only part of our directors may be subject to appointment or re-appointment in any given year.

Furthermore, our Board may, under certain circumstances invoke a reasonable period of up to 180 days to respond to certain shareholder proposals or a statutory cooling-off period of up to 250 days to respond to certain shareholder proposals or a hostile bid. See above under “Shareholder Proposals.”

Delaware. In addition to other aspects of Delaware law governing fiduciary duties of directors during a potential takeover, the Delaware General Corporation Law also contains provisions that protect Delaware companies from hostile takeovers and from actions following the takeover by prohibiting some transactions once an acquirer has gained a significant holding in the corporation.

Section 203 of the Delaware General Corporation Law prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions with an “interested stockholder” (which could include a shareholder that beneficially owns 15% or more of a corporation’s voting stock) for a period of three years following the time that such person becomes an interested stockholder, unless:

•	prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including shares owned by persons who are directors and officers of interested stockholders and shares owned by specified employee benefit plans; or

•

after the person becomes an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least 66.67% of the outstanding voting stock, excluding shares held by the interested stockholder.

A Delaware corporation may elect not to be governed by Section 203 by a provision contained in the original certificate of incorporation of the corporation or an amendment to the original certificate of incorporation or to the bylaws of the Company, which amendment must be approved by a majority of the shares entitled to vote and may not be further amended by the board of directors of the corporation. In most cases, such an amendment is not effective until 12 months following its adoption.

Inspection of books and records

The Netherlands. The Board must provide the general meeting all information that it requires, unless this would be contrary to an overriding interest of our Company. If the Board invokes such an overriding interest, it must give reasons.

Delaware. Under the Delaware General Corporation Law, any stockholder may inspect for any proper purpose certain of the corporation’s books and records during the corporation’s usual hours of business.

Dismissal of Directors

The Netherlands. Under our Articles of Association, our directors can only be dismissed by the general meeting by simple majority, provided that our Board proposes the dismissal. In other cases, the general meeting can only pass such resolution by a two-thirds majority representing more than half of the issued share capital. The DCGC recommends that the general meeting can pass a resolution to dismiss a director by simple majority, representing no more than one-third of the issued share capital.

Delaware. Under the Delaware General Corporation Law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (i) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board is classified, stockholders may effect such removal only for cause, or (ii) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.

Issuance of Shares

The Netherlands. Under Dutch law, a company’s general meeting is the corporate body authorized to resolve on the issuance of shares and the granting of rights to subscribe for shares. The general meeting can delegate such authority to another corporate body of the company, such as the Board, for a period not exceeding five years; this authorization may only be extended from time to time for a maximum period of five years.

On June 28, 2024, our general meeting adopted a resolution pursuant to which our Board is authorized, for a period of five years following June 28, 2024, to issue shares or grant rights to subscribe for shares up to our authorized share capital from time to time. We may not subscribe for our own shares on issue.

Delaware. The issuance of shares requires the board of directors to adopt a resolution or resolutions, authorizing the issuance, pursuant to authority expressly vested in the board of directors by the provisions of the Company’s certificate of incorporation.

Pre-emptive rights

The Netherlands. Under Dutch law, in the event of an issuance of ordinary shares, each shareholder will have a pro rata preemptive right in proportion to the aggregate nominal value of the ordinary shares held by such holder (with the exception of ordinary shares to be issued to employees or ordinary shares issued against a contribution other than in cash or pursuant to the exercise of a previously acquired right to subscribe for shares). Under our Articles of Association, the preemptive rights in respect of newly issued ordinary shares may be restricted or excluded by a resolution of the general meeting upon proposal of the Board.

Another corporate body may restrict or exclude the preemptive rights in respect of newly issued ordinary shares if it has been designated as the authorized body to do so by the general meeting. Such designation can be granted for a period not exceeding five years. A resolution of the general meeting to restrict or exclude the preemptive rights or to designate another corporate body as the authorized body to do so requires a majority of not less than two-thirds of the votes cast, if less than one-half of our issued share capital is represented at the meeting.

On June 28, 2024, our general meeting authorized our Board, for a period of five years following June 28, 2024, to limit or exclude preemptive rights in relation to an issuance of shares or a grant of rights to subscribe for shares that the Board is authorized to resolve upon. See above under “—Issuance of Shares.”

Delaware. Under the Delaware General Corporation Law, stockholders have no preemptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the certificate of incorporation.

Dividends

The Netherlands. Under Dutch law, we may only pay dividends and other distributions from our reserves to the extent our shareholders’ equity (eigen vermogen) exceeds the sum of our paid-in and called-up share capital plus the reserves we must maintain under Dutch law or our Articles of Association and (if it concerns a distribution of profits) after adoption of our statutory annual accounts by our general meeting from which it appears that such dividend distribution is allowed. Subject to those restrictions, any future determination to pay dividends or other distributions from our reserves will be at the discretion of our Board and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors we deem relevant. See “Dividend Policy.”

Under our Articles of Association, our Board may decide that all or part of the profits shown in our adopted statutory annual accounts will be added to our reserves. After reservation of any such profits, any remaining profits will be at the disposal of the general meeting at the proposal of our Board for distribution on our ordinary shares, subject to applicable restrictions of Dutch law. Our Board is permitted, subject to certain requirements and applicable restrictions of Dutch law, to declare interim dividends without the approval of our general meeting.

Dividends and other distributions shall be made payable no later than a date determined by the Board. Claims to dividends and other distributions not made within five years from the date that such dividends or distributions became payable will lapse and any such amounts will be considered to have been forfeited to us (verjaring).

Delaware. Under the Delaware General Corporation Law, subject to any restrictions contained in the corporation’s certificate of incorporation, a Delaware corporation may pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). Dividends may be paid in the form of shares of the corporation’s capital stock, property or cash.

Shareholder vote on Certain Reorganizations

The Netherlands. Under Dutch law, the general meeting must approve resolutions of the Board relating to a significant change in the identity or the character of the Company or the business of the Company, which includes:

•	a transfer of the business or virtually the entire business to a third-party;

•

the entry into or termination of a long-term cooperation of the Company or a subsidiary with another legal entity or company or as a fully liable partner in a limited partnership or general partnership, if such cooperation or termination is of a far-reaching significance for the Company; and

•

the acquisition or divestment by the Company or a subsidiary of a participating interest in the capital of a company having a value of at least one-third of the amount of its assets according to its balance sheet and explanatory notes or, if the Company prepares a consolidated balance sheet, according to its consolidated balance sheet and explanatory notes in the last adopted annual accounts of the Company.

The absence of such approval shall result in the relevant resolution being null and void but shall not affect the powers of representation of the Board or of the executive directors.

Delaware. Under the Delaware General Corporation Law, the vote of a majority of the outstanding shares of capital stock entitled to vote thereon generally is necessary to approve a merger or consolidation or the sale of all or substantially all of the assets of a corporation. The Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision requiring for any corporate action the vote of a larger portion of the stock or of any class or series of stock than would otherwise be required.

Under the Delaware General Corporation Law, no vote of the stockholders of a surviving corporation to a merger is needed, however, unless required by the certificate of incorporation, if (i) the agreement of merger does not amend in any respect the certificate of incorporation of the surviving corporation, (ii) the shares of stock of the surviving corporation are not changed in the merger, and (iii) the number of shares of common stock of the surviving corporation into which any other shares, securities or obligations to be issued in the merger may be converted does not exceed 20% of the surviving corporation’s common stock outstanding immediately prior to the effective date of the merger. In addition, stockholders may not be entitled to vote in certain mergers with other corporations that own 90% or more of the outstanding shares of each class of stock of such corporation, but the stockholders will be entitled to appraisal rights.

Remuneration of Directors

The Netherlands. Dutch law does not provide for limitations with respect to the aggregate annual compensation paid to our directors, provided that such compensation is consistent with our compensation policy. Our compensation policy has been adopted by the general meeting with effect from February 5, 2021. Changes to such compensation policy will require a vote of our general meeting by simple majority of votes cast. Our Board determines the remuneration of individual directors with due observance of the compensation policy. A proposal with respect to remuneration schemes in the form of shares or rights to shares in which directors may participate is subject to approval by our general meeting by simple majority of votes cast. Such a proposal must set out at least the maximum number of shares or rights to subscribe for shares to be granted to our directors and the criteria for granting or amendment.

Delaware. Under the Delaware General Corporation Law, the stockholders do not generally have the right to approve the compensation policy for directors or the senior management of the corporation, although certain aspects of executive compensation may be subject to stockholder vote due to the provisions of U.S. federal securities and tax law, as well as exchange requirements.

ENFORCEMENT OF JUDGMENTS

We are organized and existing under the laws of the Netherlands. As such, under Dutch private international law, the rights and obligations of our shareholders vis-à-vis the company originating from Dutch corporate law and our Articles of Association, as well as the civil liability of our officers (functionarissen) (including our directors and executive officers) are governed in certain respects by the laws of the Netherlands.

We are not a resident of the United States and our officers may also not all be residents of the United States. As a result, depending on the subject matter of the action brought against us and/or our officers, United States courts may not have jurisdiction. If a Dutch court has jurisdiction with respect to such action, that court will apply Dutch procedural law and Dutch private international law to determine the law applicable to that action. Depending on the subject matter of the relevant action, a competent Dutch court may apply another law than the laws of the United States.

Also, service of process against non-residents of the United States can in principle (absent, for example, a valid choice of domicile) not be effected in the United States.

Furthermore, substantially all of our assets are located outside the United States. As of the date of this prospectus, (i) there is no treaty in force between the United States and the Netherlands for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters and (ii) both the Hague Convention on Choice of Court Agreements (2005) and the Hague Judgments Convention (2019) have entered into force for the Netherlands, but have not entered into force for the United States. Consequently, a judgment rendered by a court in the United States will not automatically be recognized and enforced by the competent Dutch courts. However, if a person has obtained a judgment rendered by a court in the United States that is enforceable under the laws of the United States and files a claim with the competent Dutch court, the Dutch court will in principle give binding effect to that United States judgment if (i) the jurisdiction of the United States court was based on a ground of jurisdiction that is generally acceptable according to international standards, (ii) the judgment by the United States court was rendered in legal proceedings that comply with the Dutch standards of proper administration of justice including sufficient safeguards (behoorlijke rechtspleging), (iii) binding effect of such United States judgment is not contrary to Dutch public order (openbare orde) and (iv) the judgment by the United States court is not incompatible with a decision rendered between the same parties by a Dutch court, or with a previous decision rendered between the same parties by a foreign court in a dispute that concerns the same subject and is based on the same cause, provided that the previous decision qualifies for recognition in the Netherlands. Even if such a United States judgment is given binding effect, a claim based thereon may, however, still be rejected if the United States judgment is not or no longer formally enforceable. Moreover, if the United States judgment is not final (for instance when appeal is possible or pending) a competent Dutch court may postpone recognition until the United States judgment will have become final, refuse recognition under the understanding that recognition can be asked again once the United States judgment will have become final, or impose as a condition for recognition that security is posted.

A competent Dutch court may deny the recognition and enforcement of punitive damages or other awards. Moreover, a competent Dutch court may reduce the amount of damages granted by a United States court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. Finally, there may be specific other instances, including pursuant to anti-boycott rules and regulations, where Dutch law prohibits the recognition and enforcement of a United States judgment. Thus, United States investors may not be able, or experience difficulty, to enforce a judgment obtained in a United States court against us or our officers.

EXPENSES

The following table sets forth the expenses expected to be incurred by us in connection with the offering of securities registered under this registration statement. All amounts are estimated except for the SEC registration fee.

Amount
Expenses
SEC Registration Fee		$21,543
Printing and engraving expenses		*
Legal Fees and expenses		*
Accounting fees and expenses		*

Total	$	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

LEGAL MATTERS

The validity of the Ordinary Shares and certain other matters of Dutch law will be passed upon for us by NautaDutilh N.V.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers Accountants N.V., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.

We incorporate by reference the following documents or information that we have filed with the SEC:

•	Our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on April 7, 2025.

•

Our Current Reports on Form 6-K, filed on January 13, 2025 (other than Exhibit 99.2), May  13, 2025 (other than Exhibit 99.1), June  10, 2025 (other than Exhibit 99.4), June  27, 2025, July  24, 2025, August  12, 2025 (other than Exhibit 99.1) and September 8, 2025.

•

The description of our ordinary shares contained in our registration statement on Form 8-A filed with the SEC on February 4, 2021, as updated by the description of our ordinary shares filed as Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2024.

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F on or after the date of this prospectus and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus.

Documents incorporated by reference in this prospectus are available from us without charge upon written or oral request, excluding any exhibits to those documents that are not specifically incorporated by reference into those documents. You can obtain documents incorporated by reference in this document by requesting them from us in writing at Emmy Noetherweg 2, 2333 BK Leiden, The Netherlands or via telephone at +31 (0)71 203 6410.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Under Dutch law, members of the Board may be liable for damages in the event of improper or negligent performance of their duties. They may be jointly and severally liable for damages to the Company and to third parties for infringement of the Articles of Association or of certain provisions of Dutch law. In certain circumstances, they may also incur additional specific civil and criminal liabilities. Members of the Board and senior management and certain other officers of the Company and certain subsidiaries are insured under an insurance policy against damages resulting from their conduct when acting in the capacities as such members or officers.

The Articles of Association provide for an indemnity for current and former members of the Board and such current and former officers and employees of the Company as designated by the Board (collectively, the “Indemnified Persons”). The Company shall indemnify all Indemnified Persons against any financial losses or damages incurred by such person and any expense reasonably paid or incurred by such person in connection with any threatened, pending or completed suit, claim, action or legal proceedings of a civil, criminal, administrative or other nature, formal or informal, in which such person becomes involved to the extent this relates to his current or former position with the Company and/or a group company and in each case to the extent permitted by applicable law. No indemnification shall be given to an Indemnified Person: (a) if a competent court or arbitral tribunal has established, without having (or no longer having) the possibility for appeal, that the acts or omissions of such Indemnified Person that led to the financial losses, damages, expenses, suit, claim, action or legal proceedings are of an unlawful nature (including acts or omissions which are considered to constitute malice, gross negligence, intentional recklessness and/or serious culpability attributable to such Indemnified Person); (b) to the extent that the Indemnified Person’s financial losses, damages and expenses are covered under insurance and the relevant insurer has settled, or has provided reimbursement for, these financial losses, damages and expenses (or has irrevocably undertaken to do so); (c) in relation to proceedings brought by such Indemnified Person against the Company, except for proceedings brought to enforce indemnification to which the Indemnified Person is entitled pursuant to the Articles of Association of the Company, any indemnification agreement entered into with such Indemnified Person which has been approved by the Board, or pursuant to insurance taken out by the Company for the benefit of such Indemnified Person; or (d) for any financial losses, damages, or expenses incurred in connection with a settlement of any proceedings effected without the Company’s prior consent.

EXHIBITS

The following documents are filed as part of this registration statement:

4.1	Amended Articles of Association of Pharvaris N.V. (English Translation) (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 6-K filed with the SEC on March 6, 2024)

4.2	Registration Rights Agreement by and between Pharvaris N.V. and General Atlantic PH B.V. (filed as Exhibit 99.1 to our Report on Form 6-K furnished to the Securities and Exchange Commission on February 7, 2024 and incorporated herein by reference)

4.3	Registration Rights Agreement by and between Pharvaris N.V. and General Atlantic PH B.V. (filed as Exhibit 99.1 to our Report on Form 6-K furnished to the Securities and Exchange Commission on September 8, 2025 and incorporated herein by reference)

5.1*	Opinion of NautaDutilh N.V.

23.1*	Consent of PricewaterhouseCoopers Accountants N.V.

23.2*	Consent of NautaDutilh N.V. (included in Exhibit 5.1)

24.1*	Powers of Attorney (included on signature page to the registration statement)

107*	Filing Fee Exhibit

*	Filed herewith.

UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Amsterdam, The Netherlands on September 23, 2025.

Pharvaris N.V.

By:	/s/ Berndt Modig
Name:	Berndt Modig
Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Berndt Modig as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on September 23, 2025 in the capacities indicated:

Name	Title

/s/ Berndt Modig Berndt Modig	Chief Executive Officer (principal executive officer)

/s/ Elisabeth Björk Elisabeth Björk	Director

/s/ Robert Glassman Robert Glassman	Director

/s/ David Meeker David Meeker	Director

/s/ Vivian Monges Vivian Monges	Director

/s/ Hans Schikan Hans Schikan	Director

/s/ David Nassif David Nassif	Chief Financial Officer Authorized Representative in the United States (principal financial officer and principal accounting officer)

II-4